
PROSPECTUS
                                         FILED PURSUANT TO RULE NUMBER 424(b)(1)
                                                   REGISTRATION NUMBER 333-45530

                                 GBB CAPITAL IV

                             Offer to Exchange its
                      10.75% Capital Securities, Series B
                (liquidation amount $1,000 per capital security)
          Which Have Been Registered Under The Securities Act of 1933
                       For Any and All Of Its Outstanding
                      10.75% Capital Securities, Series A
                (liquidation amount $1,000 per capital security)
                     Fully and unconditionally guaranteed,
                 to the extent described in this prospectus, by

                         [LOGO OF GREATER BAY BANCORP]

                               ----------------

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
         5:00 P.M., EASTERN TIME ON NOVEMBER 10, 2000, UNLESS EXTENDED.

                               ----------------

   GBB Capital IV is offering and selling upon the terms and subject to the conditions described in this prospectus, as amended and supplemented from time to time, and in the accompanying letter of transmittal, which together constitute the exchange offer, to exchange up to and including $41,000,000 aggregate liquidation amount of its 10.75% capital securities, Series B, referred to as the exchange capital securities, which have been registered under the Securities Act of 1933, as amended, by a registration statement of which this prospectus is a part, for a like amount of its outstanding 10.75% capital securities, Series A, referred to as the original capital securities, of which $41,000,000 aggregate liquidation amount are issued and outstanding.

   This prospectus and the letter of transmittal are first being mailed to all holders of the 10.75% capital securities, Series A on or about October 10, 2000.

   See "Risk Factors" beginning on page 17 to read about the risks that you should consider in deciding whether to tender the 10.75% capital securities, Series A in the exchange offer.

   These securities are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

   Neither the Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved these securities or determined that this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.

                The date of this Prospectus is October 10, 2000.
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                                    SUMMARY

   The following information is a summary of the significant terms of the offering of our exchange capital securities. You should carefully read this prospectus to understand fully the terms of the exchange capital securities, as well as the tax and other considerations that are important to you in making a decision about whether to exchange your original capital securities for the exchange capital securities. You should pay special attention to the "Risk
Factors" section beginning on page 17 of this prospectus to determine whether an investment in the exchange capital securities is appropriate for you.

   As used in the prospectus, "we" and "us" and "our" refer to Greater Bay
Bancorp and its consolidated subsidiaries, depending on the context.

                              Greater Bay Bancorp

   We are a bank holding company operating Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden
Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of
Commerce. Our banking subsidiaries are collectively referred to in this prospectus as the Banks. We also own GBB Capital I, GBB Capital II, GBB Capital
III and GBB Capital IV, each of which are Delaware statutory business trusts, which were formed for the exclusive purpose of issuing and selling capital securities.

   We also have the following operating divisions of the Banks: Greater Bay
Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay Bank
Santa Clara Valley Commercial Banking Group, Greater Bay Bank SBA Lending
Group, Greater Bay Corporate Finance Group, Greater Bay International Banking
Division, Greater Bay Trust Company, Pacific Business Funding and Venture
Banking Group.

   We provide a wide range of commercial banking services to small and medium-sized businesses, real estate developers, property managers, business executives, professionals and other individuals. We operate throughout Silicon
Valley, San Francisco, the San Francisco Peninsula, the Contra Costa Tri-Valley
Region and the Coastal Region with 33 offices located in Aptos, Blackhawk, Capitola, Cupertino, Danville, Fremont, Hayward, Lafayette, Milpitas, Millbrae,
Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Leandro, San
Mateo, San Ramon, Santa Clara, Santa Cruz, Scotts Valley, Sunnyvale, Walnut
Creek and Watsonville. At June 30, 2000, we had total assets of $4.1 billion, total net loans of $2.9 billion and total deposits of $3.5 billion.

                                 GBB Capital IV

   GBB Capital IV is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The
Trust's business and affairs are conducted by the property trustee, the Delaware trustee and the three individual administrative trustees, who are officers of Greater Bay Bancorp. The Trust exists for the exclusive purposes of:

  . issuing and selling the original capital securities and the exchange capital securities, collectively referred to as the capital securities;

  . using the proceeds from the sale of the capital securities to acquire junior subordinated debentures issued by Greater Bay Bancorp; and

  . engaging only in those other activities necessary, advisable or incidental to the above.

Accordingly, the junior subordinated debentures are the sole assets of the Trust, and payments under the junior subordinated debentures will be the sole revenues of the Trust.

   All of the common securities of the Trust are owned by Greater Bay Bancorp.

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                               The Exchange Offer

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 The Exchange Offer...............  Up to and including $41,000,000 aggregate liquidation amount of exchange capital
                                    securities are being offered in exchange
                                    for a like aggregate liquidation amount of
                                    original capital securities. Original
                                    capital securities may be tendered for
                                    exchange in whole or in part in a
                                    liquidation amount of $100,000 (100
                                    original capital securities) or any
                                    integral multiple of $1,000 (one original
                                    capital security) in excess of $100,000.
                                    Under the exchange offer, we will exchange
                                    as soon as practicable after the date of
                                    this prospectus our $41,000,000 aggregate
                                    principal amount of junior subordinated
                                    debentures, Series A, also referred to as
                                    the original junior subordinated
                                    debentures, for a like aggregate principal
                                    amount of our junior subordinated
                                    debentures, Series B, also referred to as
                                    the exchange debentures. We refer to the
                                    original junior subordinated debentures and
                                    the exchange debentures collectively as the
                                    junior subordinated debentures.


                                    We and the Trust are making the exchange offer in order to satisfy our respective obligations under the registration rights agreement relating to the original capital securities. For a description of the procedures for tendering original capital securities, please read "The Exchange
                                    Offer--Procedures for Tendering Original
                                    Capital Securities."


 Expiration Date..................  5:00 p.m., Eastern time, on November 10,
                                    2000 unless the exchange offer is extended
                                    by us and the Trust, in which case the
                                    expiration date will be the latest date and
                                    time to which the exchange offer is
                                    extended.


 Conditions to the Exchange         The exchange offer is subject to certain
  Offer...........................  conditions, which may be waived by us and the Trust in our sole discretion. The
                                    exchange offer is not conditioned upon any
                                    minimum liquidation amount of original
                                    capital securities being tendered.


 Terms of the Exchange Offer......  We and the Trust reserve the right in our sole and absolute discretion, subject to
                                    applicable law, at any time and from time
                                    to time, (1) to delay the acceptance of the
                                    original capital securities, (2) to
                                    terminate the exchange offer if certain
                                    specified conditions have not been
                                    satisfied, (3) to extend the expiration
                                    date of the exchange offer and retain all
                                    original capital securities tendered as a
                                    result of the exchange offer, subject,
                                    however, to the right of holders of
                                    original capital securities to withdraw
                                    their tendered original capital securities,
                                    or (4) to waive any condition or otherwise
                                    amend the terms of the exchange offer in
                                    any respect.


 Withdrawal Rights................  You may withdraw tenders of original capital securities at any time on or prior
                                    to the expiration date by delivering a
                                    written notice of withdrawal to the
                                    exchange agent in conformity with certain
                                    procedures as set forth under "The Exchange
                                    Offer--Withdrawal Rights."
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 Procedures for Tendering Original
  Capital Securities..............  Certain brokers, dealers, commercial banks, trust companies and other nominees who hold
                                    original capital securities through The
                                    Depository Trust Company, or DTC, must
                                    effect tenders by book-entry transfer
                                    through DTC's Automated Tender Offer
                                    Program, or ATOP. Beneficial owners of
                                    original capital securities registered in
                                    the name of a broker, dealer, commercial
                                    bank, trust company or other nominee are
                                    urged to contact such person promptly if
                                    they wish to tender original capital
                                    securities under the exchange offer.
                                    Tendering holders of original capital
                                    securities that do not use ATOP must
                                    complete and sign a letter of transmittal
                                    in accordance with the instructions
                                    contained in such letter and forward the
                                    same by mail, facsimile transmission or
                                    hand delivery, together with any other
                                    required documents, to the exchange agent,
                                    either with the certificates of the
                                    original capital securities to be tendered
                                    or in compliance with the specified
                                    procedures for guaranteed delivery of
                                    original capital securities. Tendering
                                    holders of original capital securities that
                                    use ATOP will, by so doing, acknowledge
                                    that they are bound by the terms of the
                                    letter of transmittal. Letters of
                                    transmittal and certificates representing
                                    original capital securities should not be
                                    sent to us or the Trust. You should send
                                    such documents only to the exchange agent.


 Resales of Exchange Capital
  Securities......................  We and the Trust are making the exchange offer in reliance on the position of the
                                    staff of the Securities and Exchange
                                    Commission, or Commission, as set forth in
                                    certain interpretive letters addressed to
                                    third parties in other transactions.
                                    However, neither we nor the Trust has
                                    sought our own interpretive letter and
                                    there can be no assurance that the staff of
                                    the Commission would make a similar
                                    determination with respect to the exchange
                                    offer as it has in such interpretive
                                    letters to third parties. Based on these
                                    interpretations by the staff of the
                                    Commission, and subject to the two
                                    immediately following sentences, we and the
                                    Trust believe that exchange capital
                                    securities issued under this exchange offer
                                    in exchange for original capital securities
                                    may be offered for resale, resold and
                                    otherwise transferred by a holder of such
                                    exchange capital securities, other than a
                                    holder who is a broker-dealer, without
                                    further compliance with the registration
                                    and prospectus delivery requirements of the
                                    Securities Act of 1933, as amended, or
                                    Securities Act, provided that such exchange
                                    capital securities are acquired in the
                                    ordinary course of such holder's business
                                    and that such holder is not participating,
                                    and has no arrangement or understanding
                                    with any person to participate, in a
                                    distribution, within the meaning of the
                                    Securities Act, of such exchange capital
                                    securities. However, any holder of original
                                    capital securities who is an affiliate of
                                    us or the Trust or who intends to
                                    participate in the exchange offer for the
                                    purpose of distributing the exchange
                                    capital securities, or any broker-dealer
                                    who purchased the original capital
                                    securities from the
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                                    Trust to resell pursuant to Rule 144A or
                                    any other available exemption under the
                                    Securities Act:


                                    .  will not be able to rely on the
                                       interpretations of the staff of the
                                       Commission set forth in the above-
                                       mentioned interpretive letters;


                                    .  will not be permitted or entitled to
                                       tender such original capital securities
                                       in the exchange offer; and


                                    .  must comply with the registration and
                                       prospectus delivery requirements of the
                                       Securities Act in connection with any
                                       sale or other transfer of such original
                                       capital securities unless such sale is
                                       made in reliance on an exemption from
                                       such requirements.


                                    In addition, as described in this
                                    prospectus, if any broker-dealer holds
                                    original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities
                                    Act in connection with any resales of such exchange capital securities.


                                    Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:


                                    .  it is not an affiliate of us or the
                                       Trust;


                                    .  any exchange capital securities to be
                                       received by it are being acquired in the ordinary course of its business;


                                    .  it has no arrangement or understanding
                                       with any person to participate in a
                                       distribution, within the meaning of the
                                       Securities Act, of such exchange capital securities; and


                                    .  if such holder is not a broker-dealer,
                                       such holder is not engaged in, and does
                                       not intend to engage in, a distribution, within the meaning of the Securities Act of such exchange capital securities.


                                    Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, in connection with any resale of such exchange capital securities. See "Plan of
                                    Distribution."


                                    The letter of transmittal states that, by
                                    so acknowledging and by delivering a
                                    prospectus, a broker-dealer will not be
                                    deemed to
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                                    admit that it is an underwriter within the
                                    meaning of the Securities Act. Based on the
                                    position taken by the staff of the
                                    Commission in the interpretive letters
                                    referred to above, we and the Trust believe
                                    that participating broker-dealers who
                                    acquired original capital securities for
                                    their own accounts as a result of market-
                                    making activities or other trading
                                    activities may fulfill their prospectus
                                    delivery requirements with respect to the
                                    exchange capital securities received upon
                                    exchange of such original capital
                                    securities, other than original capital
                                    securities that represent an unsold
                                    allotment from the initial sale of the
                                    original capital securities, with a
                                    prospectus meeting the requirements of the
                                    Securities Act, which may be the prospectus
                                    prepared for an exchange offer so long as
                                    it contains a description of the plan of
                                    distribution with respect to the resale of
                                    such exchange capital securities.
                                    Accordingly, this prospectus, as it may be
                                    amended or supplemented from time to time,
                                    may be used by a participating broker-
                                    dealer in connection with resales of
                                    exchange capital securities received in
                                    exchange for original capital securities
                                    where such original capital securities were
                                    acquired by such participating broker-
                                    dealer for its own account as a result of
                                    market-making or other trading activities.
                                    Subject to certain provisions set forth in
                                    the registration rights agreement and to
                                    the limitations described in this
                                    prospectus under "The Exchange Offer--
                                    Resales of Exchange Capital Securities," we
                                    and the Trust have agreed that this
                                    prospectus, as it may be amended or
                                    supplemented from time to time, may be used
                                    by a participating broker-dealer in
                                    connection with resales of such exchange
                                    capital securities for a period ending 90
                                    days after the expiration date, subject to
                                    extension under certain limited
                                    circumstances, or, if earlier, when all
                                    such exchange capital securities have been
                                    disposed of by such participating broker-
                                    dealer. Any participating broker-dealer who
                                    is an affiliate of us or the Trust may not
                                    rely on such interpretive letters and must
                                    comply with the registration and prospectus
                                    delivery requirements of the Securities Act
                                    in connection with any resale transaction.


 Exchange Agent...................  The exchange agent with respect to the exchange offer is the property trustee of
                                    the Trust, Wilmington Trust Company. The
                                    address, telephone and facsimile number of
                                    the exchange agent are set forth in "The
                                    Exchange Offer--Exchange Agent" and in the
                                    letter of transmittal.


 Use of Proceeds..................  Neither we nor the Trust will receive any cash proceeds from the issuance of the
                                    exchange capital securities.


 Certain Federal Income Tax
  Considerations..................  The exchange of original capital securities for exchange capital securities will not be
                                    a taxable exchange for federal income tax
                                    purposes, and you should not recognize any
                                    taxable gain or loss or any interest income
                                    as a result of such exchange.
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 ERISA Considerations.............  You should review the information set forth under "ERISA Considerations" prior to
                                    tendering original capital securities in
                                    the exchange offer.

                        The Exchange Capital Securities

 Securities Offered...............  Up to $41,000,000 aggregate liquidation amount of exchange capital securities,
                                    liquidation amount $1,000 per exchange
                                    capital security, have been registered
                                    under the Securities Act. The exchange
                                    capital securities will be issued as were
                                    the original capital securities under the
                                    Amended and Restated Declaration of Trust
                                    of GBB Capital IV, dated as of May 19,
                                    2000, relating to the trust by and among
                                    us, as Sponsor, Wilmington Trust Company,
                                    as property trustee, Wilmington Trust
                                    Company, as Delaware trustee, and the
                                    administrative trustees, also referred to
                                    as the trust agreement. The exchange
                                    capital securities and any original capital
                                    securities that remain outstanding after
                                    consummation of the exchange offer will
                                    vote together as a single class for
                                    purposes of determining whether holders of
                                    the requisite percentage in outstanding
                                    liquidation amount have taken certain
                                    actions or exercised certain rights under
                                    the trust agreement. The terms of the
                                    exchange capital securities are identical
                                    in all material respects to the terms of
                                    the original capital securities, except
                                    that the exchange capital securities have
                                    been registered under the Securities Act,
                                    will not be subject to certain restrictions
                                    on transfer applicable to the original
                                    capital securities and will not provide for
                                    any increase in the distribution rate.

 Distributions ...................  You will be entitled to receive cumulative cash distributions at the annual rate of
                                    10.75% of the liquidation amount of $1,000
                                    per exchange capital security.
                                    Distributions will accumulate from the date
                                    the Trust issued the original capital
                                    securities and will be paid semi-annually
                                    in arrears on June 1st and December 1st of
                                    each year, beginning on December 1, 2000.
                                    The amount of each distribution will
                                    include amounts accumulated up to the date
                                    the distribution is due.

                                    The record dates will be the 15th day of
                                    the month immediately preceding the month
                                    in which the relevant payment occurs. If
                                    the exchange offer is consummated on or
                                    before the first record date, November 15,
                                    2000, then each exchange capital security
                                    will pay cumulative distributions from and
                                    after May 19, 2000 and no distributions
                                    will be paid on any original capital
                                    security tendered for an exchange capital
                                    security. However, in the event the
                                    exchange offer is consummated after
                                    November 15, 2000, distributions will be
                                    paid on the original capital securities
                                    accumulated from and after May 19, 2000
                                    through December 1, 2000, and distributions
                                    will be paid on the exchange capital
                                    securities from and after December 1, 2000.
                                    The amount of each distribution with
                                    respect to the capital securities will
                                    include
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                                    amounts accrued to, but excluding the date
                                    the distribution is due. Because of the
                                    foregoing procedures regarding
                                    distributions, the amount of the
                                    distributions received by holders whose
                                    original capital securities are accepted
                                    for exchange will not be affected by the
                                    exchange.

 Deferral Periods ................  So long as no event of default under the exchange debentures has occurred and is
                                    continuing, we have the right, at one or
                                    more times, to defer interest payments on
                                    the exchange debentures for up to 10
                                    consecutive semi-annual periods. All
                                    deferrals will end on an interest payment
                                    date and will not extend beyond June 1,
                                    2030, the stated maturity date of the
                                    exchange debentures.

                                    If we defer interest payments on the
                                    exchange debentures, the Trust will also defer distributions on the exchange capital securities. During this deferral period, the exchange debentures will continue to accrue interest and the exchange capital securities will continue to accumulate distributions. During a deferral period, you will also accumulate additional distributions at the annual rate of 10.75% on any accumulated and unpaid distributions, to the extent permitted by law. If the Trust defers your distributions, you will still be required to accrue interest income and include it in your gross income for federal income tax purposes, even if you are a cash basis taxpayer.

 Exchange Guarantee ..............  We are offering to exchange our guarantee, also referred to as the exchange guarantee,
                                    of payments of cash distributions and
                                    payments in liquidation of the Trust or
                                    redemption of the
                                    exchange capital securities for the
                                    existing guarantee, also referred to as the
                                    original guarantee, in respect of the
                                    original capital securities. We refer to
                                    the original guarantee and the exchange
                                    guarantee collectively as the guarantees.
                                    Under the trust agreement creating GBB
                                    Capital IV, our exchange debentures and
                                    related indenture and our exchange
                                    guarantee, we will, on a subordinated
                                    basis, fully, irrevocably and
                                    unconditionally guarantee:

                                    . payment of distributions on the exchange capital securities;

                                    .  payments on liquidation of the Trust;
                                       and

                                    .  payments on maturity or earlier
                                       redemption of the exchange capital
                                       securities.

                                    If we do not make a payment on the exchange
                                    debentures, the Trust will not have
                                    sufficient funds to make payments on the
                                    exchange capital securities. Our exchange
                                    guarantee does not assure the payment of
                                    distributions when the Trust does not have
                                    sufficient funds to pay the distributions.
                                    Our obligations under the exchange
                                    guarantee are unsecured and subordinated to
                                    payment of our senior and subordinated debt
                                    and will be effectively subordinated to all
                                    of the existing and future liabilities and
                                    obligations of our subsidiaries, including
                                    the Banks' deposit liabilities. See
                                    "Description of Junior Subordinated
                                    Debentures--Subordination."
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 Ranking..........................  The exchange capital securities will rank on parity, and payments thereon will be
                                    made pro rata, with the original capital
                                    securities and the common securities of the
                                    Trust, except as described under
                                    "Description of Capital Securities--
                                    Subordination of Common Securities." The
                                    exchange junior subordinated debentures
                                    will rank on parity with the original
                                    junior subordinated debentures, our 9.75%
                                    Junior Subordinated Deferrable Interest
                                    Debentures, maturing on March 31, 2027,
                                    referred to as the 1997 Junior Subordinated
                                    Debentures, our Floating Rate Junior
                                    Subordinated Deferrable Interest
                                    Debentures, maturing on September 15, 2028,
                                    referred to as the 1998 Junior Subordinated
                                    Debentures, our 10.875% Junior Subordinated
                                    Deferrable Interest Debentures maturing on
                                    March 8, 2030, referred to as the 2000
                                    Junior Subordinated Debentures and all
                                    other junior subordinated debentures, or
                                    the other debentures, if any, issued by us,
                                    which are issued and sold, if at all, to
                                    other trusts established by us, or the
                                    other trusts, if any, in each case similar
                                    to the Trust, and will constitute our
                                    unsecured obligations and will rank
                                    subordinate and junior in right of payment
                                    to all senior indebtedness, to the extent
                                    and in the manner set forth in the
                                    indenture, dated as of May 19, 2000, as
                                    amended and supplemented from time to time,
                                    between us and Wilmington Trust Company, as
                                    debenture trustee, relating to the exchange
                                    debentures, also referred to as the
                                    indenture, and Indenture. See "Description
                                    of Junior Subordinated Debentures." The
                                    exchange guarantee will rank on parity with
                                    the original guarantee, our guarantee
                                    issued pursuant to the offering of capital
                                    securities of GBB Capital I, our guarantee
                                    issued pursuant to the offering of capital
                                    securities of GBB Capital II, our guarantee
                                    issued pursuant to the offering of capital
                                    securities of GBB Capital III, and all
                                    other guarantees, or the other guarantees,
                                    if any, issued by us with respect to
                                    capital securities, if any, issued by other
                                    trusts, and will constitute our unsecured
                                    obligation and will rank subordinate and
                                    junior in right of payment to all senior
                                    indebtedness, to the extent and in the
                                    manner set forth in the guarantee
                                    agreement. See "Description of Guarantee."
                                    In addition, because Greater Bay Bancorp is
                                    a bank holding company, the junior
                                    subordinated debentures and the guarantee
                                    will be effectively subordinated to all of
                                    the existing and future liabilities and
                                    obligations of our subsidiaries, including
                                    the Banks' deposit liabilities. See
                                    "Description of Junior Subordinated
                                    Debentures-- Subordination."

 Distribution of Exchange
  Debentures......................  At any time, we will have the right, subject to receipt of any required
                                    regulatory approval, to liquidate the Trust
                                    and cause the exchange debentures to be
                                    distributed to holders of exchange capital
                                    securities and common securities in
                                    liquidation of the Trust. The exchange
                                    debentures will have identical terms and
                                    conditions as the exchange capital
                                    securities. We will, for instance, have the
                                    same rights, subject to the receipt of any
                                    required regulatory
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                                    approval, to redeem such exchange
                                    debentures as if the exchange debentures
                                    were held by the Trust. In the event of the
                                    involuntary or voluntary liquidation,
                                    dissolution, winding up or termination of
                                    the Trust in which the exchange debentures
                                    are not distributed to you, then you, as
                                    the holders of the exchange capital
                                    securities, will be entitled to receive for
                                    each exchange capital security, after
                                    satisfaction of creditors of the Trust, a
                                    liquidation amount of $1,000 plus
                                    accumulated and unpaid distributions
                                    thereon (including interest thereon) to the
                                    date of payment. The Trust will be able to
                                    make this distribution in cash only if we
                                    redeem the exchange debentures.

 Maturity and Redemption..........  The exchange debentures will mature on June
                                    1, 2030, unless redeemed prior to such date
                                    if certain conditions are met. The Trust
                                    will redeem the exchange capital securities
                                    when we pay the exchange debentures at
                                    maturity or upon any earlier redemption of
                                    the exchange debentures.

                                    Our ability to redeem some or all of the exchange debentures on or after June 1, 2010 is subject to certain conditions. We may have to obtain regulatory approvals, including the approval of the Federal
                                    Reserve, before we redeem any exchange
                                    debentures prior to maturity. If we redeem the exchange debentures, you will receive the liquidation amount of $1,000 per exchange capital security plus any accrued and unpaid distributions to the date of redemption. In addition, we may redeem the exchange debentures at our option, in whole but not in part, at any time prior to June
                                    1, 2010:

                                    .  if certain tax events occur;

                                    .  if there is a change in the way the
                                       exchange debentures would be treated for regulatory capital purposes; or

                                    .  if there is a change in the Investment
                                       Company Act of 1940 that requires the
                                       Trust to register under that law.

 Transfer Restriction.............  The exchange capital securities will be issued, and may be transferred, only in
                                    blocks having a liquidation amount of not
                                    less than $100,000 (100 exchange capital
                                    securities). Any such transfer of exchange
                                    capital securities in a block having a
                                    liquidation amount of less than $100,000
                                    shall be deemed to be void and of no legal
                                    effect whatsoever.

 Absence of Market for the
  Exchange Capital Securities.....  The exchange capital securities will be a new issue of securities for which there is
                                    no market. Although the initial purchasers
                                    intend to make a market in the exchange
                                    capital securities, in a manner permitted
                                    under applicable securities laws, Sandler
                                    O'Neill & Partners, L.P., and Keefe
                                    Bruyette & Woods, Inc., the initial
                                    purchasers, are not obligated to do so, and
                                    any such market making may be discontinued
                                    at any time without notice. Accordingly,
                                    there can be no assurance as to the
                                    development or liquidity of any

                                    market for the exchange capital securities.
                                    Neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through The Nasdaq Stock
                                    Market.

 Ratings..........................  The exchange capital securities have been rated "BBB-" by Thomson Financial
                                    BankWatch. If another rating agency were to
                                    rate the exchange capital securities, such
                                    rating agency may assign a rating different
                                    from the ratings described above. A
                                    security rating is not a recommendation to
                                    buy, sell or hold securities and may be
                                    subject to revision or withdrawal at any
                                    time by the assigning rating organization.

 ERISA Considerations.............  For a discussion of certain prohibited transactions and fiduciary duty issues
                                    pertaining to purchases by or on behalf of
                                    an employee benefit plan, you should see
                                    "ERISA Considerations".

 Voting Rights....................  As a holder of the exchange capital securities, you will have no voting rights,
                                    except in limited circumstances. You should
                                    read "Description of Exchange Capital
                                    Securities--Voting Rights; Amendment of the
                                    Trust Agreement" for more information.

 Risk Factors.....................  You should read "Risk Factors" for a discussion of considerations relevant to an
                                    investment in the capital securities or the
                                    exchange of original capital securities for
                                    exchange capital securities.

              SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

   The selected consolidated financial data set forth below for the five years ended December 31, 1999 have been derived from the supplemental consolidated financial statements of Greater Bay Bancorp, and should be read in conjunction with Greater Bay Bancorp's supplemental consolidated financial statements, including the related notes thereto and discussion thereof, included in Greater Bay Bancorp's Current Report on Form 8-K filed with the Commission on July 26, 2000. The selected financial data set forth below for the six-month periods ended June 30, 2000 and 1999 have been derived from the unaudited interim consolidated financial statements of Greater Bay Bancorp and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of such financial information for those periods and should be read in conjunction with Greater Bay Bancorp's interim consolidated financial statements included in Greater Bay Bancorp's Current Report on Form 8-K filed with the Commission on August 7, 2000. The results for these six-month periods are not necessarily indicative of the results which may be expected for any other interim or annual period. The supplemental consolidated financial statements of Greater Bay Bancorp included in both Current Reports on Form 8-K have been restated on a historical basis to reflect the merger with Bank of Santa Clara on July 21, 2000 on a pooling-of-interests basis. See "Available Information."

                            Six Months Ended
                                June 30,                         Year Ended December 31,
                          ----------------------  ----------------------------------------------------------
                             2000        1999        1999        1998        1997        1996        1995
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (Dollars in thousands, except per share amounts)
Statement of Operations
 Data
 Interest income........  $  159,842  $  109,405  $  241,704  $  192,444  $  154,991  $  120,223  $  104,337
 Interest expense.......      60,600      40,469      89,973      71,804      54,062      39,445      33,715
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net interest income....      99,242      68,936     151,731     120,640     100,929      80,778      70,622
 Provision for loan
  losses................      13,746       3,529      13,739       8,059       8,791       4,760       2,771
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  loan losses...........      85,496      65,407     137,992     112,581      92,138      76,018      67,851
 Other income...........      15,969      10,706      27,276      19,810      17,133      15,997      12,401
 Nonrecurring--warrant
  income................       9,349         230      14,508         945       1,162          92         --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Total other income.....      25,318      10,936      41,784      20,755      18,295      16,089      12,401
 Operating expenses.....      52,641      45,044      94,718      80,560      69,515      63,079      59,462
 Other expenses--
  nonrecurring..........         --          323      12,160       1,341         --          --          --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Total operating
  expenses..............      52,641      45,367     106,878      81,901      69,515      63,079      59,462
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income before income
  tax expense and merger
  and other related
  nonrecurring costs....      58,173      30,976      72,898      51,435      40,918      29,028      20,790
 Income tax expense.....      22,577      11,868      24,444      18,092      14,917      10,529       7,613
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income before merger
  and other related
  nonrecurring costs and
  extraordinary items...      35,596      19,108      48,454      33,343      26,001      18,499      13,177
 Merger and other
  related nonrecurring
  costs, net of tax.....      (9,133)     (2,491)     (6,486)     (1,674)     (2,282)     (1,991)        --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income before
  extraordinary items...      26,463      16,617      41,968      31,669      23,719      16,508      13,177
 Extraordinary items....         --          (88)        (88)        --          --          --          --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income.............  $   26,463  $   16,529  $   41,880  $   31,669  $   23,719  $   16,508  $   13,177
                          ==========  ==========  ==========  ==========  ==========  ==========  ==========
Per Share Data (1)
 Income per share
  (before merger,
  nonrecurring and
  extraordinary items)
 Basic..................       $1.54       $1.02       $2.40       $1.86       $1.43       $1.11       $0.91
 Diluted................        1.47        0.97        2.27        1.74        1.34        1.06        0.87
 Net income per share
 Basic..................       $1.35       $0.91       $2.29       $1.79       $1.38       $0.99       $0.82
 Diluted................        1.30        0.87        2.17        1.67        1.30        0.94        0.79
 Book value per common
  share.................      $13.64      $10.90      $12.53      $10.46       $9.12       $8.15       $7.55
 Shares outstanding at
  year-end..............  19,814,173  18,304,513  18,989,511  17,871,980  17,566,409  16,728,765  16,266,106
 Average common shares
  outstanding...........  19,548,000  18,123,000  18,304,000  17,739,000  17,175,000  16,598,000  16,035,000
 Average common and
  common equivalent
  shares outstanding....  20,413,000  19,082,000  19,298,000  18,981,000  18,301,000  17,528,000  16,726,000

                           Six Months Ended
                               June 30,                       Year Ended December 31,
                         --------------------- ------------------------------------------------------
                            2000       1999       1999       1998       1997       1996       1995
                         ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                  (Dollars in thousands, except per share amounts)
Performance Ratios
 Return on average
  assets (before merger,
  nonrecurring and
  extraordinary items)
  (2)...................      1.55%      1.29%      1.40%      1.38%      1.35%      1.29%      1.27%
 Return on average
  common shareholders'
  equity (before merger,
  nonrecurring and
  extraordinary items)
  (2)...................     23.10%     18.77%     21.44%     19.17%     16.35%     14.28%     13.40%
 Net interest
  margin................      5.52%      5.21%      5.26%      5.45%      5.92%      6.17%      6.86%

Balance Sheet Data--At
 Period End
 Assets................. $4,106,259 $3,102,471 $3,542,030 $2,670,686 $2,084,217 $1,662,313 $1,324,368
 Loans, net.............  2,657,748  1,933,424  2,298,111  1,640,311  1,274,408  1,013,217    772,112
 Investment securities..    951,329    642,866    694,950    599,794    415,584    308,855    314,358
 Deposits...............  3,543,814  2,708,875  3,100,697  2,307,582  1,812,058  1,459,764  1,157,549
 Subordinated debt......        --         --         --       3,000      3,000      3,000      3,000
 Trust preferred
  securities............     99,500     49,000     49,000     49,000     20,000        --         --
 Common shareholders'
  equity................    270,268    199,430    238,002    186,883    160,252    136,346    122,738

Regulatory Capital
 Ratios
 Leverage Ratio.........      9.18%      7.88%      8.24%      8.18%      8.94%      8.55%      9.42%
 Tier 1 Capital.........     10.86%      9.95%      9.70%     10.75%     11.39%     10.98%     12.84%
 Total Capital..........     12.62%     11.60%     11.04%     12.69%     12.77%     12.34%     14.28%

Ratio of Earnings to
 Fixed Charges
 Excluding interest on
  deposits, to net fixed
  charges (3)...........      8.91x      6.19x      7.21x      5.61x      7.13x      5.96x      5.10x
 Including interest on
  deposits, to fixed
  charges (4)...........      1.94x      1.75x      1.79x      1.70x      1.74x      1.71x      1.59x

--------
 * Restated on a historical basis to reflect the mergers between Greater Bay Bancorp and Cupertino National Bancorp, Peninsula Bank of Commerce, Pacific Rim Bancorporation, Pacific Business Funding Corporation, Bay Area Bancshares, Bay Commercial Services, Mt. Diablo Bancshares, Coast Bancorp and Bank of Santa Clara, each of which was accounted for on a pooling-of-interests basis.
(1) Restated to reflect a 2-for-1 stock split effective as of April 30, 1998.
(2) If the performance ratios included merger, nonrecurring and extraordinary items (net of tax) of $3.6 million for the six months ended June 30, 2000, $1.9 million for the six months ended June 30, 1999, $2.0 million in 1999, $1.4 million in 1998, $788,000 in 1997, $2.0 million in 1996 and $1.3 million in 1995, return on average assets would have been 1.36% for the six months ended June 30, 2000, 1.16% for the six months ended June 30, 1999, 1.34% for 1999, 1.32% for 1998, 1.30% for 1997, 1.15% for 1996 and 1.16%
    for 1995, and return on average common shareholders' equity would have been 20.33% for the six months ended June 30, 2000, 16.84% for the six months ended June 30, 1999, 20.46% for 1999, 18.39% for 1998, 15.83% for 1997,
    12.75% for 1996 and 12.17% for 1995.
(3) For the purpose of computing the ratio of earnings, excluding interest on deposits, to net fixed charges, earnings represent income before taxes plus net fixed income. Net fixed charges include interest expense, other than interest on deposits, and that portion of rental expense, generally one third, deemed representative of the interest factor.
(4) For purposes of computing the ratio of earnings, including interest on deposits, to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges include interest expense and that portion of rental expense, generally one third, deemed representative of the interest factor.

                                 RECENT EVENTS

   Proposed Merger with Bank of Petaluma. On March 21, 2000, Greater Bay Bancorp announced the signing of a definitive merger agreement with Bank of Petaluma. Upon completion of the merger, Bank of Petaluma will operate as a wholly owned subsidiary of Greater Bay Bancorp.

   In the merger, Greater Bay Bancorp will issue shares of its stock in a tax free exchange for the shares of stock of Bank of Petaluma for an estimated value of approximately $41 million, depending on the market price of Greater Bay Bancorp's stock at the time of the merger closing. The merger, which will be accounted for as a pooling of interests, is expected to be completed in the fourth quarter of 2000, and has been approved by Bank of Petaluma's shareholders and bank regulatory authorities.

   Bank of Petaluma, founded in 1987, is situated in the San Francisco Bay Area's northern market known as the "Telecom Valley." This area includes start-up and seasoned companies specializing in the burgeoning telecommunications industry. Bank of Petaluma maintains four banking offices in Petaluma, Point Reyes Station and Valley Ford, California and serves the small-to mid-sized business community and retail banking clients. As of June 30, 2000, Bank of Petaluma had total assets of $213 million and deposits of $173 million. For the six months ended June 30, 2000, net income was $1.3 million, an 18% increase over net income of $1.1 million for the same period in 1998. For the year ended December 31, 1999, net income was $2.3 million, a 10% increase over net income of $2.1 million in 1998.

   The terms of the agreement provide for the shareholders of Bank of Petaluma to receive shares of Greater Bay Bancorp stock. Bank of Petaluma currently has approximately 1.4 million shares of common stock outstanding. If the average closing price of Greater Bay Bancorp common stock is between $37.91 and $46.34, each share of Bank of Petaluma stock will be exchanged for 0.685 shares of Greater Bay Bancorp stock. If the average closing price of Greater Bay Bancorp common stock is greater than $46.34, the exchange ratio will decrease by dividing the average closing price into $31.74 plus one-third of the amount by which the average closing price exceeds $46.34. Under the agreement, average closing price means the average closing sale price on The Nasdaq Stock Market of Greater Bay Bancorp common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

   If the average closing price of Greater Bay Bancorp common stock is less than $37.91, Greater Bay Bancorp may elect to exercise a top up option. In that case, the exchange ratio will equal the quotient obtained by dividing $25.97 by the average closing price of Greater Bay Bancorp stock. If Greater Bay Bancorp does not elect the top up option, Bank of Petaluma may either terminate the merger agreement or accept an exchange ratio of 0.685.

   Closing of Merger with Bank of Santa Clara. On July 21, 2000, Greater Bay Bancorp completed the merger of Bank of Santa Clara with GBB Merger Corp., as a result of which Bank of Santa Clara became a wholly owned subsidiary of Greater Bay Bancorp. Each Bank of Santa Clara shareholder received 0.8499 shares of Greater Bay Bancorp stock for each share of Bank of Santa Clara stock in a tax-free exchange. Greater Bay Bancorp has restated its financial statements to include the Bank of Santa Clara merger which was accounted for using the pooling-of-interests method of accounting. These restated financial statements are the audited supplemental consolidated financial statements included as part of Greater Bay Bancorp's Current Report on Form 8-K filed with the Commission on July 26, 2000.

   Pending Acquisition of The Matsco Companies Inc. On August 8, 2000, Greater Bay Bancorp announced the signing of a definitive agreement to acquire The Matsco Companies Inc., or Matsco, a financial services company headquartered in Emeryville, California which specializes in financial services for the dental and veterinary markets. Greater Bay Bancorp will pay the Matsco shareholders $6.5 million in cash and up to an additional $6.0 million in an earn-out arrangement over a 5-year period. The acquisition is subject to regulatory approval and is expected to close in the fourth quarter of 2000.

   On a pro forma basis as of June 30, 2000, the combined company would have had total assets of approximately $4.3 billion. Including the pending merger with Bank of Petaluma, the Company's pro forma assets as of June 30, 2000 would have been $4.5 billion. On a pro forma basis, Matsco, with assets of approximately $170 million, will represent approximately 4% of Greater Bay Bancorp's consolidated total assets.

   Matsco offers a complete range of finance products and services to meet the needs of dentists and veterinarians throughout their professional career. The Company is endorsed exclusively by the American Dental Association and California Dental Association. The principal financial products offered by Matsco include practice start-up financing, practice expansion financing, practice acquisition financing, working capital and financing for retirement planning. These products are structured as either equipment leases or loans.

   Stock Split. On September 19, 2000, the board of directors of Greater Bay Bancorp approved a two-for-one stock split. Under the split, shareholders of Greater Bay Bancorp will receive one additional share of Greater Bay Bancorp common stock for each share owned, effective October 4, 2000. The new shares will be distributed on or about October 18, 2000.

                                  RISK FACTORS

   Prospective purchasers of the exchange capital securities should carefully review the information contained elsewhere or incorporated by reference, in this prospectus and should particularly consider the following factors, which do not necessarily appear in the order of importance. Investors should consider all of these factors to be important. Because holders of the exchange capital securities may receive exchange debentures in exchange therefor upon liquidation of the Trust, prospective purchasers of the exchange capital securities are also making an investment decision with regard to the exchange debentures and should carefully review all the information regarding the exchange debentures contained in this prospectus.

Risks Related to Your Investment in the Exchange Capital Securities

 Greater Bay Bancorp cannot make payments under the exchange guarantee or the exchange debentures if Greater Bay Bancorp defaults on its obligations that are more senior.

   Our obligations under the exchange guarantee and the exchange debentures are unsecured and rank

  . junior to all of our other borrowings, except those borrowings that by their terms are equal or junior;

  . junior to all of our subsidiaries' liabilities, including the Banks' deposit accounts; and

  .  senior to our common stock and preferred stock.

   This means that we cannot pay under the exchange guarantee or the exchange debentures if we default on payments of any of our other borrowings, unless, by their terms, those borrowings are equal or junior to the exchange guarantee. In addition, if the maturity of the exchange debentures is accelerated, we cannot pay under the exchange guarantee or the exchange debentures until all of our more senior borrowings are paid in full. Finally, if we liquidate, go bankrupt or dissolve, we would be able to pay under the exchange guarantee and the exchange debentures only after we have paid all of our liabilities that are senior to the exchange guarantee. At June 30, 2000, we had $20 million in senior indebtedness.

   If we default on our obligations to pay principal or interest on the exchange debentures, the Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the exchange capital securities. As a result, you will not be able to rely upon our exchange guarantee for payment of these amounts. Instead, you may seek legal redress against us directly to collect payments owed to you or rely on the property trustee to enforce the rights of the Trust under the exchange debentures against us.

   The exchange capital securities, exchange guarantee, the exchange debentures and the indenture do not limit our ability to incur additional debt, including debt that is senior to the exchange debentures in priority of payment.

   The ability of the Trust to make payments due on the exchange capital securities is solely dependent on us making payments on the exchange debentures as and when required.

   For more information on payments under the exchange guarantee and the exchange debentures, you should refer to "Description of Exchange Guarantee-- Status of the Exchange Guarantee" and "Description of Exchange Debentures-- Subordination."

 Banking laws and regulations limit Greater Bay Bancorp's access to funds, which may prevent Greater Bay Bancorp from making payments under the exchange debentures and the exchange guarantee.

   We are a bank holding company regulated by the Federal Reserve Board, and almost all our operating assets are owned by our subsidiaries. We rely primarily on dividends from the Banks to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from the Banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over each of the Banks. Payment of dividends by the Banks is also subject to each of the Bank's profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit the Banks or Greater Bay Bancorp from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Banks or Greater Bay Bancorp, could be deemed to constitute an unsafe or unsound practice. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

   Under the prompt corrective action provisions of the Federal Deposit Insurance Act, the Banks are prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, the institution would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on the Banks' current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from the Banks. Payment of dividends by the Banks also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute unsafe or unsound banking practice. As of June 30, 2000, approximately $92.5 million is available for the payment of dividends to us without further approval from the bank regulatory authorities.

   We cannot assure you that the Banks will be able to pay dividends at past levels, or at all, in the future. See the section entitled "Supervision and Regulation" in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated in this prospectus by reference.

   In addition to regulatory restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of the Banks. These restrictions prevent affiliates of the Banks, including us, from borrowing from the Banks, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of each Bank's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of each Bank's capital stock and surplus. As of June 30, 2000, approximately $27.7 million of credit was available to us under this limitation.

   If we do not receive sufficient cash dividends or borrowings from the Banks, then it is unlikely that we will have sufficient funds to make payments on the exchange debentures and the exchange guarantee, thereby leaving insufficient funds for the Trust to make payments to you on the exchange capital securities.

   Also, as a holding company, our right to receive any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus your right to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent we are also recognized as a creditor of that subsidiary. For example, if any Bank is liquidated or reorganized, depositors of such Bank would have the right to receive distributions from that Bank before us unless we were considered a creditor of that Bank. At June 30, 2000, the Banks had total liabilities, including deposits, of $3.4 billion.

 Greater Bay Bancorp can defer interest payments on the exchange debentures, causing your payments under the exchange capital securities to stop, which will have tax consequences to you and may affect the market price of the exchange capital securities.

   We have the right, at one or more times, unless an event of default exists under the exchange debentures, to defer interest payments on the exchange debentures for up to 10 consecutive semi-annual periods, but not beyond June 1, 2030. If we defer interest payments, the Trust will defer paying distributions to you on your exchange capital securities during the deferral period. Additionally, during this period, any unpaid distributions on the exchange capital securities will accumulate additional distributions at the rate of 10.75% per year, compounded semi-annually, to the extent permitted by law. During this time, we will be prohibited from declaring or paying cash dividends on our common stock and preferred stock and making payments on certain of our debt securities. For more information, please refer to "Description of Exchange Capital Securities-- Distributions."

   When any deferral period ends and we pay all interest then accrued and unpaid on the exchange debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period. See "Description of Exchange Capital Securities-- Distributions" and "Description of Exchange Debentures--Option to Extend Interest Payment Date."

   If we exercise our right to defer payments of interest on the exchange debentures, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your exchange capital securities for federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for federal income tax purposes before you receive any cash. Furthermore, if you dispose of your exchange capital securities prior to the record date for the distribution payment, you will not receive, from the Trust, the cash related to this interest income.

   As a result of our right to defer interest payments, the market price of the exchange capital securities, which represent preferred beneficial interests in the Trust, may be more volatile than the market prices of other securities that are not subject to such deferral options. We do not currently intend to exercise our right to defer interest payments on the exchange debentures. However, if we exercise this right in the future, the market price of the exchange capital securities will probably be affected. The exchange capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the exchange debentures. If you sell your exchange capital securities during a deferral period, you may not receive the same return on your investment as someone else who continues to hold the exchange capital securities.

 Distribution of exchange debentures upon dissolution of the Trust may have a possible adverse effect on trading price.

   We have the right to dissolve the Trust at any time if such dissolution and any distribution of the exchange debentures would not result in a taxable event to the holders of the exchange capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the exchange debentures to holders of the exchange capital securities and the common securities.

   Under current federal income tax laws, a distribution of exchange debentures to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of exchange debentures to you would be a taxable event. In addition, if there is a change in law, a distribution of exchange debentures to you on the dissolution of the Trust could also be a taxable event.

   Your investment in the exchange capital securities may decrease in value if the exchange debentures are distributed to you in liquidation of the Trust. We cannot predict the liquidity of the market or market prices for the exchange debentures that may be distributed. Accordingly, the exchange debentures that you receive upon a distribution, or the exchange capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the exchange capital securities.

   Because you may receive the exchange debentures, you must also make an investment decision with regard to the exchange debentures. You should carefully review all of the information regarding the exchange debentures contained in this prospectus.

 You will have limited voting rights.

   As a holder of exchange capital securities, you will have limited voting rights. You can vote only to modify certain terms of the exchange capital securities or on the removal of the property and Delaware trustees of the Trust upon a limited number of events. We, along with the property trustee and the administrative trustees, may amend the trust agreement without your consent even if these actions adversely affect your interests, to ensure that the Trust:

  . will continue to be classified as a grantor trust for federal income tax purposes; and

  . will not be required to register as an "investment company" under the Investment Company Act of 1940.

   You will not have any voting rights regarding Greater Bay Bancorp or the administrative trustees or with respect to any matters submitted to a vote of our common stockholders. See "Description of Exchange Capital Securities-- Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees" for more information on your limited voting rights.

 The limited covenants relating to the exchange capital securities and the exchange debentures do not protect you.

   The covenants in the governing documents relating to the exchange capital securities and the exchange debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in our financial condition or results of operations. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the exchange debentures or the guarantee. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt.

 Trading characteristics of the exchange capital securities may create adverse tax consequences for you.

   The exchange capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying exchange debentures. If you dispose of your exchange capital securities between the record date for payments on the exchange capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the exchange debentures allocable to the exchange capital securities through the date of disposition in your income. If interest on the exchange debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying exchange debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities" for more information on possible adverse tax consequences to you.

 Your failure to exchange original capital securities may adversely affect your ability to sell such securities.

   The original capital securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the applicable securities laws or in a transaction not subject to such laws, and in each case in compliance with certain other conditions and restrictions. Original capital securities which remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of original capital securities which remain outstanding will not be entitled to any rights to have such original capital securities registered under the Securities Act or to any similar rights under the registration rights agreement, subject to certain limited exceptions. We and the Trust do not intend to register under the Securities Act any original capital securities which remain outstanding after consummation of the exchange offer, subject to such limited exceptions, if applicable. To the extent that original capital securities are tendered and accepted in the exchange offer, your ability to sell untendered original capital securities could be adversely affected.

   The exchange capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the trust agreement. See "Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

 Absence of public market; restrictions on resale.

   The original capital securities were issued to, and we believe such securities are currently owned by, less than 100 beneficial owners. We have not registered the original capital securities under the Securities Act and they will be subject to restrictions on transferability if they are not exchanged for the exchange capital securities. Although the exchange capital securities may be resold or otherwise transferred by the holders, who are not affiliates of Greater Bay Bancorp or the Trust, without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market and will be transferable only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities).

   The transfer restrictions on all capital securities are described in "Notice to Investors." There is no existing market for the capital securities and there can be no assurance as to:

  . the liquidity of any markets that may develop for the capital securities or, if issued, the exchange capital securities;

  . the ability of the holders to sell the capital securities or, if issued, the exchange capital securities; or

  . the price, if any, at which holders of the capital securities, or, if issued, the exchange capital securities, will be able to sell their capital securities or the exchange capital securities, as the case may be.

   If a public trading market develops, future trading prices of the exchange capital securities will depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers have informed the Trust and us that they intend to make a market in the capital securities. However, the initial purchasers are not obligated to do so and any such activity may be terminated at any time without notice to the holders of the capital securities. In addition, any market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer. Accordingly, we cannot assure you that an active public or other market will develop for the exchange capital securities, or as to the liquidity of or the trading market for the exchange capital securities. If an active public market does not develop, the market price and liquidity of the exchange capital securities may be adversely affected. In addition, neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through The Nasdaq Stock Market, Inc. See "Plan of Distribution."

   Notwithstanding the registration of the exchange capital securities in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of us or the Trust may publicly offer for sale or resell the exchange capital securities only in compliance with the provisions of Rule 144 under the Securities Act.

   Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. See "Plan of Distribution."

 We are not obligated to notify you of defects or irregularities in the exchange offer procedures.

   Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the exchange capital securities in exchange for original capital securities under the exchange offer will be made only after a timely receipt by the Trust of:

  . a book-entry confirmation evidencing the tender of such original capital securities through ATOP; or

  . certificates representing such original capital securities, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents.

   Therefore, holders of the original capital securities desiring to tender such original capital securities should allow sufficient time to ensure timely delivery. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering Original Capital Securities." Neither we nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of original capital securities for exchange.

Risks Relating to Greater Bay Bancorp and its Subsidiaries

 Failure to successfully execute our growth strategy or to integrate recently acquired subsidiaries could adversely affect our performance.

   Our financial performance and profitability will depend on our ability to execute our corporate growth strategy and manage our recent and possible future growth. Although management believes that it has substantially integrated the business and operations of recently acquired subsidiaries, there can be no assurance that unforeseen issues relating to the assimilation of these subsidiaries will not adversely affect us. In addition, any future acquisitions and our continued growth may present operating and other problems that could have an adverse effect on our business, financial condition and results of operations. Our financial performance will also depend on our ability to maintain profitable operations through implementation of our Super Community Banking Philosophy. Accordingly, there can be no assurance that we will be able to execute our growth strategy or maintain the level of profitability that we have recently experienced.

 Changes in market interest rates may adversely affect our performance.

   Our earnings are impacted by changing interest rates. Changes in interest rates impact the demand for new loans, the credit profile of existing loans, the rates received on loans and securities and rates paid on deposits and borrowings. The relationship between the rates received on loans and securities and the rates paid on deposits and borrowings is known as interest rate spread. Given our current volume and mix of interest-bearing liabilities and interest-earning assets, our interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Although we believe our current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on our business, financial condition and results of operations.

 Our Bay Area business focus and economic conditions in the Bay Area could adversely affect our operations.

   Our operations are located in Northern California and concentrated primarily in Alameda, Contra Costa, San Francisco, San Mateo, Santa Clara and Santa Cruz Counties, which includes the area known as the "Silicon Valley." As a result of this geographic concentration, our results depend largely upon economic conditions in these areas. A deterioration in economic conditions in our market areas, particularly in the technology and real estate industries on which these areas depend, could have a material adverse impact on the quality of our loan portfolio, the demand for our products and services, which in turn may have a material adverse effect on our results of operations.

 We are subject to government regulation that could limit or restrict our activities, which in turn could adversely impact our operations.

   The financial services industry is regulated extensively. Federal and state regulation is designed primarily to protect the deposit insurance funds and consumers, and not to benefit our shareholders. These regulations can sometimes impose significant limitations on our operations. In addition, these regulations are constantly evolving and may change significantly over time. Significant new laws or changes in existing laws or repeal of existing laws may cause our results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for us.

 Competition may adversely affect our performance.

   The financial services business in our market areas is highly competitive. It is becoming increasingly competitive due to changes in regulation, technological advances, and the accelerating pace of consolidation among financial services providers. We face competition both in attracting deposits and in making loans. We compete for loans principally through the interest rates and loan fees we charge and the efficiency and quality of services we provide. Increasing levels of competition in the banking and financial services businesses may reduce our market share or cause the prices we charge for our services to fall. Our results may differ in future periods depending upon the nature or level of competition.

 If a significant number of borrowers, guarantors and related parties fail to perform as required by the terms of their loans, we will sustain losses.

   A significant source of risk arises from the possibility that losses will be sustained if a significant number of our borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results of operations.

                                USE OF PROCEEDS

   Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities and the exchange guarantee. In consideration for issuing the exchange capital securities in exchange for original capital securities as described in this prospectus, the Trust will receive original capital securities in like liquidation amount. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled.

   All of the proceeds from the sale by the Trust of its original capital securities and common securities were invested by the Trust in the original junior subordinated debentures. We received approximately $40 million in net proceeds from the sale of the original junior subordinated debentures. We used approximately $12.5 million of the net proceeds from the sale of the original junior subordinated debentures to invest in the Banks to increase their capital levels and for general corporate purposes, including, without limitation, funding additional investments in, or extension of credit to, the Banks and possible future acquisitions. Initially, we invested the net proceeds in short-term investment grade financial securities.

                           REGULATORY CAPITAL RATIOS

   The following table sets forth our consolidated capital ratios at June 30,
2000

  .  on an actual basis, and

  . on a pro forma basis to give effect to the consummation of the merger with Bank of Petaluma as if it had occurred on June 30, 2000.

                                                                June 30, 2000
                                                                ---------------
                                                                          Pro
                                                                Actual   Forma
                                                                -------  ------
     Tier 1 risk-based capital.................................  10.86%   10.87%
     Total risk-based capital..................................  12.62%   12.61%
     Leverage..................................................   9.18%    9.16%

                              ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust is treated as our subsidiary, and, accordingly, the accounts of the Trust are included in our consolidated financial statements. The capital securities are presented as a separate line item in our consolidated balance sheet and appropriate disclosures about the capital securities, the guarantees and the junior subordinated debentures are included in the notes to consolidated financial statements. For financial reporting purposes, we will record distributions payable on the capital securities as non-interest expense in the consolidated statements of operations.

   Future reports we file under the Exchange Act will include a footnote to the consolidated financial statements stating that:

  .  the Trust is wholly-owned;

  . the sole assets of the Trust are the junior subordinated debentures (specifying the principal amount, interest rate and maturity date of such junior subordinated debentures); and

  . our obligations under the trust agreement, the junior subordinated debentures and related indenture and the guarantee in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the Trust under the capital securities.

   We expect that the Trust will not be required to provide separate reports under the Exchange Act.

                                 CAPITALIZATION

   The following table sets forth our consolidated capitalization at June 30,
2000

  .  on an actual basis, and

  . on a pro forma basis to give effect to the consummation of the merger with Bank of Petaluma as if it had occurred on June 30, 2000. Consummation of the exchange offer will have no effect on such capitalization.

   You should read this table in conjunction with our supplemental consolidated financial statements and related notes contained in our Current Reports on Form 8-K filed with the Commission on July 26, 2000 and August 7, 2000, incorporated herein by reference.

                                                               June 30, 2000
                                                             ------------------
                                                                         Pro
                                                              Actual    Forma
                                                             --------  --------
                                                              (In thousands)
   Long-term debt..........................................  $ 12,000  $ 12,000
   Company obligated mandatorily redeemable trust preferred
    securities of subsidiary trusts holding solely junior
    subordinated debentures(1).............................    99,500    99,500
   Preferred stock, no par value: 4,000,000 shares
    authorized, none issued................................       --        --
   Common stock, no par value: 40,000,000 shares
    authorized, 19,814,173 outstanding.....................   153,704   162,826
   Accumulated other comprehensive income..................   (14,722)  (15,777)
   Retained earnings.......................................   131,286   139,578
                                                             --------  --------
     Total shareholders' equity............................   270,268   286,627
                                                             --------  --------
     Total capitalization..................................  $381,768  $398,127
                                                             ========  ========

--------
(1) The subsidiary trusts are: (i) GBB Capital I, which issued trust preferred securities on March 31, 1997 and holds $20.0 million in 9.75% Junior Subordinated Deferrable Interest Debentures issued by Greater Bay Bancorp;
    (ii) GBB Capital II, which issued trust preferred securities on August 12, 1998 and holds $30.0 million in Floating Rate Junior Subordinated Deferrable Interest Debentures issued by Greater Bay Bancorp; (iii) GBB Capital III, which issued trust preferred securities on March 23, 2000 and holds $9.5 million in 10.875% Junior Subordinated Deferrable Interest Debentures issued by Greater Bay Bancorp; and (iv) GBB Capital IV, which holds the junior subordinated debentures as its sole asset. The capital securities are issued by the Trust.

                              GREATER BAY BANCORP

   We are a bank holding company operating Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce.

   We provide a wide range of commercial banking services to small and medium-sized businesses, real estate developers, property managers, business executives, professionals and other individuals. We operate throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the Contra Costa Tri-Valley Region and the Coastal Region with 33 offices located in Aptos, Blackhawk, Capitola, Cupertino, Danville, Fremont, Hayward, Lafayette, Milpitas, Millbrae, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Leandro, San Mateo, San Ramon, Santa Clara, Santa Cruz, Scotts Valley, Sunnyvale, Walnut Creek and Watsonville. At June 30, 2000, we had total assets of $4.1 billion, total net loans of $2.7 billion and total deposits of $3.5 billion.

History

   Greater Bay Bancorp became a multi-bank holding company as the result of the merger in November 1996 of Cupertino National Bancorp and Mid-Peninsula Bancorp. Following the merger, we operated two banks:

  .  Cupertino National Bank, which commenced operations in May 1985; and

  .  Mid-Peninsula Bank, which commenced operations in October 1987.

   We have continued to expand our presence within our market areas by affiliating with other quality banking organizations, and select niche financial services companies. In addition, we have successfully operated key regional bank locations to respond to market and client demands and key new businesses that expand our product offerings.

   The following provides a chronological list of the acquisitions that we have completed since 1996:

                                                                                        Year
                                                             Former Bank Holding     Commenced
 Date of Merger                   Entity                           Company           Operations
----------------  --------------------------------------  -------------------------- ----------
December 23,1997  Peninsula Bank of Commerce              None                          1981
May 8, 1998       Golden Gate Bank                        Pacific Rim Bancorporation    1976
August 31, 1998   Pacific Business Funding Corporation(1) None                          1995
May 21, 1999      Bay Area Bank                           Bay Area Bancshares           1979
October 15, 1999  Bay Bank of Commerce                    Bay Commercial Services       1981
January 31, 2000  Mt. Diablo National Bank                Mt. Diablo Bancshares         1993
May 18, 2000      Coast Commercial Bank                   Coast Bancorp                 1982
July 21, 2000     Bank of Santa Clara                     None                          1973

--------
(1) Pacific Business Funding Corporation was an asset-based lending and factoring company which now operates and conducts business as a division of Cupertino National Bank under the name Pacific Business Funding.

   These mergers were all accounted for under the pooling-of-interests method of accounting. All of our financial information for the periods prior to the mergers has been restated as if the mergers had occurred at the beginning of the earliest reporting period presented.

   We organized GBB Capital I in March 1997, GBB Capital II in May 1998, GBB Capital III in March 2000 and GBB Capital IV in April 2000, each for the purpose of issuing and selling capital securities and using the proceeds to acquire junior subordinated debentures from us.

Company Goals

   We strive to achieve the following seven primary goals:

  . Developing a greater banking presence throughout the San Francisco Bay Area and other selected markets primarily in Northern California by increasing the number of banking offices and banking services available to our clients;

  . Reaching a critical mass in our market areas to meet the competitive challenges of the banking and financial services industries;

  . Maximizing our utilization of capital by increasing the float and marketability of our common stock and, by virtue of our larger size, obtaining access to lower cost capital;

  . Realizing operating efficiencies through the acquisition of banking and financial services companies under a holding company umbrella;

  . Generating increased loan and fee income as a result of the higher lending limits available to the combined entity;

  . Leveraging our marketing expense to improve the return on the combined entity's marketing investment; and

  . Enabling banking and financial services subsidiaries to bundle and cross-sell our services.

Super Community Banking Philosophy

   In order to meet the demands of the increasingly competitive banking and financial services industries, we have adopted a business philosophy referred to as the "Super Community Banking Philosophy." Our Super Community Banking Philosophy is based on our belief that banking clients value doing business with locally managed institutions that can provide a full service commercial banking relationship through an understanding of the clients' financial needs with the flexibility to deliver customized solutions through our menu of products and services. We also believe that banks who affiliate with us and implement our Super Community Banking Philosophy are better able to build successful client relationships as the holding company provides cost effective administrative support services while promoting bank autonomy and flexibility in serving client needs.

   To implement our philosophy, we retain the independent names and separate Board of Directors of each of the Banks. The Banks have established strong reputations and client followings in their market areas through attention to client service and an understanding of client needs.

   In an effort to capitalize on the identities and reputations of the Banks, we currently intend to continue to market our services under each bank's name, primarily through the Banks' relationship managers. The primary focus for the Banks' relationship managers is to cultivate and nurture their client relationships. Relationship managers are assigned to each borrowing client to provide continuity in the banking relationship. This emphasis on personalized relationships requires that all of our relationship managers maintain close ties to the communities in which they serve, so they are able to capitalize on their efforts through expanded business opportunities for the Banks.

   While client service decisions and day-to-day operations are maintained at the Banks, we offer the advantages of affiliation with a multi-bank holding company. We provide the Banks expanded client support services, such as increased client lending capacity, business cash management and international trade finance services. In addition, we provide centralized administrative functions, including support in credit policy formulation and review, investment management, data processing, accounting, loan servicing and other specialized support functions. All of these centralized services are designed to enhance the ability of the relationship managers to expand their client relationship bases.

Corporate Growth Strategy

   Our primary goal is to become the preeminent independent financial services company in Northern California. Our primary business strategy is to focus on increasing market share within the communities we serve through continued internal growth. We also pursue opportunities in contiguous and infill market areas to expand our market share through select acquisitions that we believe complement our businesses. Consistent with our operating philosophy and growth strategy, we regularly evaluate opportunities to acquire banks and other financial services companies that complement our existing business, expand our market coverage and share and enhance our client product offerings.

                                 GBB CAPITAL IV

   The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of:

  .  issuing and selling the capital securities and the common securities;

  . using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debentures issued by us; and

  . engaging in only those other activities necessary, advisable or incidental thereto, including the exchange offer.

   The junior subordinated debentures are the sole assets of the Trust, and, accordingly, payments under the junior subordinated debentures will be the sole revenues of the Trust. We own all of the common securities of the Trust, which have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The common securities rank pari passu, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated debentures, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of Capital Securities--Subordination of Common Securities."

   The Trust has a term of approximately 35 years, but may dissolve earlier as provided in its Amended and Restated Declaration of Trust, referred to in this prospectus as the trust agreement. The Trust's business and affairs are conducted by the issuer trustees. The trustees for the Trust are Wilmington Trust Company, as the property trustee and as the Delaware trustee, and three administrative trustees who are our officers. Wilmington Trust Company will also act as guarantee trustee under the exchange guarantee and as debenture trustee under the indenture. See "Description of Exchange Guarantee" and "Description of Exchange Debentures." The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the exchange capital securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in the holder of the common securities.

   The trust agreement governs the duties and obligations of each issuer trustee. As issuer of the exchange debentures, we will pay all fees, expenses, debts and obligations, other than the payment of principal of, and interest on, the capital securities, related to the Trust and the offering of the exchange capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303 and its telephone number is (650) 813-8200.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   In connection with the sale of the original capital securities, we and the Trust entered into the registration rights agreement with the initial purchasers, under which we and the Trust agreed to file and to use our best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. We filed a copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   We and the Trust are making the exchange offer to satisfy contractual obligations under the registration rights agreement. The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that the exchange capital securities have been registered under the Securities Act and will not provide for any increase in the distribution rate and certain restrictions on transfer applicable to the original capital securities. In that regard, the original capital securities provide, among other things, that, if the Trust has not exchanged the exchange capital securities for all original capital securities validly tendered on or prior to the 45th day after the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate on the original capital securities or any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors."

   The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction.

   Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original capital securities are held of record by DTC who desires to deliver such original capital securities by book-entry transfer at DTC.

   Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus the original guarantee for the exchange guarantee and the original junior subordinated debentures, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange debentures. The exchange guarantee and exchange debentures have been registered under the Securities Act.

Terms of the Exchange Offer

   The Trust hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $41,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $41,000,000 of exchange capital securities in exchange for a like principal amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000, which equals 100 original capital securities, or any integral multiple of $1,000 liquidation amount, which equals 10 original capital securities, in excess of $100,000.

   The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $41,000,000 aggregate liquidation amount of the original capital securities is outstanding.

   You do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors" and "Description of Original Securities."

   If we do not accept any tendered original capital securities for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

   Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

   Neither we, our Board of Directors nor any administrative trustee of the Trust makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to tender pursuant to the exchange offer and, if so, the aggregate amount of original capital securities to tender based your own financial positions and requirements.

Expiration Date; Extensions; Amendments

   The term "expiration date" means 5:00 p.m., Eastern time, on November 10, 2000, unless we or the Trust extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

   We and the Trust expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

  .  to delay the acceptance of the original capital securities for exchange;

  . to terminate the exchange offer, whether or not any original capital securities have theretofore been accepted for exchange, if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied;

  . to extend the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "--Withdrawal Rights;" and

  . to waive any condition or otherwise amend the terms of the exchange offer in any respect.

   If we amend the exchange offer in a manner we and the Trust determine to constitute a material change, or if we and the Trust waive a material condition of the exchange offer, we and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the original capital securities, and we and the Trust will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

   Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, we and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

   Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

   In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of
(1) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities Book-Entry Transfer" or (2) certificates representing such original capital securities, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal.

   Subject to the terms and conditions of the exchange offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the Trust's acceptance of such original capital securities for exchange under the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust's acceptance for exchange of original capital securities, or the Trust extends the exchange offer or is unable to accept for exchange or exchange original capital securities tendered under the exchange offer, then, without prejudice to the Trust's rights set forth in this prospectus, the exchange agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1 (c) under the Exchange Act, retain tendered original capital securities and such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

   In accordance with the letter of transmittal, a holder of original capital securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer the original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. Such holder also will warrant and agree that it will, upon request, execute and deliver any additional documents the Trust or the exchange agent deems necessary or desirable to complete the exchange, sale, assignment, and transfer of the original capital securities tendered under the exchange offer. Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal.

Procedures for Tendering Original Capital Securities

   Valid Tender. Except as set forth in this prospectus, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at its address set forth under "--Exchange Agent," and, in addition, one of the following:

  . tendered original capital securities must be received by the exchange agent;

  . such original capital securities must be tendered pursuant to the procedures for book-entry transfer set forth in this prospectus and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date; or

  . the guaranteed delivery procedures set forth in this prospectus must be complied with.

   If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   The method of delivery of the book-entry confirmations or certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend using registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

   Book-Entry Transfer. For purposes of the exchange offer, the exchange agent will establish an account with respect to the original capital securities at DTC as soon as practicable. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the original capital securities by causing DTC to transfer such original capital securities into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of original capital securities using ATOP should transmit its acceptance to DTC on or prior to the expiration date, or comply with the guaranteed delivery procedures set forth below. DTC will verify such acceptance, execute a book-entry transfer of the tendered original capital securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the letter of transmittal and that we and the Trust may enforce the letter of transmittal against such holder. We refer to this procedure as a book-entry confirmation.

   If you are a beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact such entity promptly if you wish to participate in the exchange offer.

   Certificates. If the tender is not made through ATOP, certificates representing original capital securities, as well as the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, and any other required documents required by the letter of transmittal, must be received by the exchange agent at its address set forth under "--Exchange Agent" on or prior to the expiration date in order for such tender to be effective, or the guaranteed delivery procedure set forth herein must be complied with.

   If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   Signature Guarantees. Certificates for the original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

  . a certificate for the original capital securities is registered in a name other than that of the person surrendering the certificate; or

  . the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

   In the case of the above conditions, such certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association, which institutions are referred to in this prospectus as an eligible institution, unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

   Delivery. Notwithstanding any other provision hereof, the delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

  . a book-entry confirmation with respect to such original capital securities; or

  . certificates representing original capital securities and a properly completed and duly executed letter of transmittal, or facsimile thereof, together with any required signature guarantees and any other documents required by the letter of transmittal.

   Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to original capital securities or certificates representing original capital securities and other required documents are received by the exchange agent.

   Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

   Guaranteed Delivery. If a holder desires to tender original capital securities under the exchange offer and the certificates for such original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  .  such tenders are made by or through an eligible institution;

  . properly completed and duly executed notice to the exchange agent guaranteeing delivery to the exchange agent of either certificates representing original capital securities or a book-entry confirmation in compliance with the requirements set forth in this prospectus, the notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided herein, on or prior to expiration date; and

  . a book-entry confirmation or the certificates representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or facsimile thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are, in any case, received by the exchange agent within three Nasdaq National Market trading days after the date of execution of such notice of guaranteed delivery.

   The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

   The Trust's acceptance for exchange of original capital securities tendered in compliance with any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the exchange offer.

   Determination of Validity. We and the Trust will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and the determination shall be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to us and the Trust, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

   The Trust's and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither us, the Trust, any affiliates or assigns of us or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

   If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us and the Trust, proper evidence satisfactory to us and the Trust, in our sole discretion, of such person's authority to so act must be submitted.

Resales of Exchange Capital Securities

   The Trust is making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  . will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters;

  . will not be permitted or entitled to tender such original capital securities in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities or, if distributed, junior subordinated debentures, unless such sale is made in reliance on an exemption from such requirements.

In addition, as described below, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

   Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:

  .  it is not an affiliate of us or the Trust;

  . any exchange capital securities to be received by it are being acquired in the ordinary course of its business;

  . it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such exchange capital securities; and

  . if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of such exchange capital securities.

   We and the Trust may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to us and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the capital securities to be exchanged in the exchange offer. Each broker-dealer that receives exchange capital securities for its own account as a result of the exchange offer must acknowledge that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify us or the Trust, or cause us or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "--Exchange Agent." Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each participating broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us or the Trust of the occurrence of any event or the discovery of:

  . any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

  . any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading; or

  . the occurrence of certain other events specified in the registration rights agreement,

such participating broker-dealer will suspend the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, pursuant to this prospectus until we or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended and supplemented prospectus to such participating broker-dealer, or we or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed, as the case may be.

   If we or the Trust gives such notice to suspend the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, the 90-day period referred to above shall be extended during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange capital securities or to and including the date on which we or the Trust has given notice that the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed, as the case may be.

Withdrawal Rights

   Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date.

   In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at the address set forth under "--Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the original capital securities to be withdrawn, the aggregate principal amount of original capital securities to be withdrawn, and, if certificates for such original capital securities have been tendered, the name of the registered holder of the original capital securities as set forth on such certificates if different from that of the person who tendered such original capital securities. If certificates representing original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original capital securities tendered for the account of an eligible institution. If original capital securities have been tendered in accordance with the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities-- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

   All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us and the Trust, in our sole discretion, whose determination shall be final and binding on all parties. Neither we, the Trust, any affiliates or assigns of us or the Trust, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

   Holders of exchange capital securities whose original capital securities are accepted for exchange will be entitled to receive cumulative cash distributions arising from the payment of interest on the exchange debentures at the annual rate of 10.75% of the liquidation amount of $1,000 per exchange capital security, accumulating from May 19, 2000, and will be payable semi-annually in arrears on June 1st and December 1st of each year, beginning on December 1, 2000. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. In the event the exchange offer is consummated on or prior to the first record date, November 15, 2000, each exchange capital security will pay cumulative distributions from and after May 19, 2000 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after November 15, 2000, distributions will be paid on the original capital securities accumulated from and after May 19, 2000 through December 1, 2000, and distributions will be paid on the exchange capital securities from and after December 1, 2000. The amount of each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

Conditions to the Exchange Offer

   Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied:

  . there shall occur a change in the current interpretation by the staff of the Commission which permits the exchange capital securities issued pursuant to the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders, other than broker-dealers and any such holder which is an affiliate of us or the Trust within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;

  . any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of us or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

  . the Commission or any state securities authority shall have issued a stop order suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to the knowledge of us or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval we or the Trust shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

  . we determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the exchange offer would result in an adverse tax consequence to the Trust or us.

Exchange Agent

   Wilmington Trust Company, as property trustee of the Trust, has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

              By Overnight Delivery, Registered or Certified Mail:
                  Wilmington Trust Company, as Exchange Agent
                              Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890
               Attention: Aubrey Rosa, Corporate Trust Division--
                         GBB Capital IV Exchange Offer
                      Confirm by Telephone: (302) 651-1562
                     Facsimile Transmission: (302) 651-1079
                          (Eligible Institutions Only)

                                    By Hand:
                            Wilmington Trust Company
                  Attn: Aubrey Rosa, Corporate Trust Division
                              Rodney Square North
                            1105 North Market Street
                                 Wilmington, DE

   Delivery to another address other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

   We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offering. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

   Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Neither we nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

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

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

   Under the terms of the trust agreement, the trustees on behalf of the trust will issue the exchange capital securities. The exchange capital securities will represent beneficial interests in the trust and their holders will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the trust securities or liquidation of the Trust. See "--Subordination of Common Securities." The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act. This summary describes the material provisions of the exchange capital securities. It is not complete and is subject to, and qualified by, the trust agreement, including the definitions used in the trust agreement, and the Trust Indenture Act. We have incorporated the definitions used in the trust agreement in this prospectus. You can receive a complete copy of the form of trust agreement by requesting a copy from Greater Bay Bancorp.

General

   The exchange capital securities will represent beneficial interests in the Trust. As a holder of exchange capital securities, you will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the exchange capital securities or liquidation of the Trust, as described under "--Subordination of Common Securities." The exchange capital securities have been rated "BBB-" by Thomson Financial BankWatch. See "Rating."

   The exchange capital securities will be limited to $41 million aggregate liquidation amount at any one time outstanding. The exchange capital securities will rank equal to, and payments will be made on a pro rata basis with, the common securities, except as described under "Subordination of Common Securities." The property trustee will have legal title to the exchange debentures and will hold them in trust for the benefit of you and the other holders of the exchange capital securities. Our exchange guarantee for the benefit of the holders of the exchange capital securities will be a guarantee on a subordinated basis with respect to the exchange capital securities, but will not guarantee payment of distributions or amounts payable on redemption of the exchange capital securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. You should read "Description of Exchange Guarantee" for more information about our guarantee.

Distributions

   Distributions on the exchange capital securities will be cumulative, and will accumulate from the date that the original capital securities were first issued. Distributions will be payable at the annual rate of 10.75% of the liquidation amount, payable semi-annually in arrears on the distribution dates, which are June 1st and December 1st of each year, commencing December 1, 2000, to the holders of the exchange capital securities on the relevant record dates. The record dates will be the 15th day of the month immediately preceding the month in which the relevant distribution date occurs. In the event the exchange offer is consummated on or prior to the first record date, November 15, 2000, each exchange capital security will pay cumulative distributions from and after May 19, 2000 and no distributions will be paid on any original capital security tendered to an exchange capital security. However, if the exchange offer is consummated after November 15, 2000, distributions will be paid on the original capital securities accumulated from and after May 19, 2000 through December 1, 2000 and distributions will be paid on the exchange capital securities from and after December 1, 2000. The amount of distributions to be paid on each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months.

   If any distribution date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day without any additional payments for the delay. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, San Francisco, California or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

   The Trust's revenue available for distribution to holders of the exchange capital securities will be limited to our payments to the Trust under our exchange debentures. For more information, please refer to "Description of Exchange Debentures--General." If we do not make interest payments on the exchange debentures, the property trustee will not have funds available to pay distributions on the exchange capital securities. Our guarantee only covers the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read "--Description of Exchange Guarantee" for more information about the extent of our exchange guarantee.

Option to Defer Interest Payments

   As long as no event of default under the exchange debentures exists, we have the right under the indenture to elect to defer the payment of interest on the exchange debentures, at any time or from time to time, for no more than 10 consecutive semi-annual periods, provided that no deferral period will end on a date other than an interest payment date, or extend beyond June 1, 2030, the stated maturity date of the exchange debentures. If we defer payments, the Trust will defer semi-annual distributions on the exchange capital securities during the deferral period. During any deferral period, distributions will continue to accumulate on the exchange capital securities and on any accumulated and unpaid distributions, compounded semi-annually from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the exchange debentures. The term distributions includes any accumulated additional distributions.

   Before the end of any deferral period, we may extend the deferral period, as long as the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods or to end on a date other than an interest payment date or extend beyond June 1, 2030. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments or to extend a deferral period at least five business days before the earlier of:

  . the date the distributions on the exchange capital securities would have been payable, except for the election to begin a deferral period; and

  . the date the property trustee is required to give notice to any securities exchange or automated quotation system or to holders of the exchange capital securities of the record date or the date such distributions are payable, but in any event at least five business days before such record date.

   There is no limitation on the number of times that we may elect to begin a deferral period. Please refer to "Description of Exchange Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

   During any deferral period, we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

  . make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities (including any other debentures) that rank equal or junior to the exchange debentures; or

  . make any guarantee payments with respect to any guarantee of the debt securities of any of our subsidiaries (including other guarantees) if such guarantee ranks equal or junior to the exchange debentures.

   Notwithstanding the foregoing, during a deferral period the following is permitted:

  . a payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

  . a declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  .  a payment under the guarantee;

  . a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

  . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

  . the purchase of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

   We do not currently intend to exercise our right to defer payments of interest on the exchange debentures. Our obligations under the exchange guarantee to make payment of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Exchange Guarantee" for more information about the extent of our exchange guarantee.

Redemption

   Upon repayment at maturity on June 1, 2030 or prepayment, in whole or in part prior to June 1, 2030, of the exchange debentures (other than following the distribution of the exchange debentures to you as a holder of the exchange capital securities and us, as the holder of the common securities), the property trustee will apply the proceeds from the repayment or prepayment of the exchange debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem at the applicable redemption price exchange capital securities and common securities having an aggregate liquidation amount equal to the principal amount of the exchange debentures paid to the Trust. The Trust will give notice of any redemption of exchange capital securities between 30 to 60 days prior to the redemption date.

   If we prepay less than all of the exchange debentures on the stated maturity date or a redemption date, then the property trustee will allocate the proceeds of the prepayment on a pro rata basis among the exchange capital securities and the common securities. If a court of competent jurisdiction enters an order to dissolve the Trust, the exchange debentures will be subject to optional prepayment in whole, but not in part, on or after June 1, 2010.

   We will have the right to prepay the exchange debentures:

  .  in whole or in part, on or after June 1, 2010; and

  . in whole but not in part, prior to June 1, 2010, if there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the exchange capital securities or the exchange debentures.

   We may have to obtain regulatory approval, including the approval of the Federal Reserve Board, before we redeem any exchange debentures. Please refer to "Description of Exchange Debentures--Optional Prepayment" and "--Special Event Prepayment" for information on prepayment of the exchange debentures.

   The redemption prices applicable to the exchange capital securities will correspond to the maturity and prepayment prices applicable to the exchange debentures.

Liquidation of the Trust and Distribution of Exchange Debentures

   We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, as required by applicable law, we will have the right to distribute the exchange debentures to the holders of the exchange capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

  . an opinion of counsel to the effect that if we distribute the exchange debentures, the holders of the exchange capital securities will not experience a taxable event; and

  .  all required regulatory approvals.

   The Trust will automatically dissolve if:

  .  certain bankruptcy events occur, or we dissolve or liquidate;

  . we distribute exchange debentures having a principal amount equal to the liquidation amount of the exchange capital securities and the common securities to holders of such securities and we, as sponsor, have given written directions to the property trustee to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);

  . the Trust redeems all of the exchange capital securities and common securities in accordance with their terms;

  . the exchange debentures are redeemed or repaid or there are no exchange debentures outstanding;

  .  the Trust's term expires; or

  . a court of competent jurisdiction enters an order for the dissolution of the Trust.

   If the Trust is dissolved for any of the above reasons, except for a redemption of all exchange capital securities and the common securities, the administrative trustees will liquidate the Trust as quickly as they determine to be possible by distributing to holders of the exchange capital securities and the common securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, exchange debentures having a principal amount equal to the liquidation amount of the exchange capital securities and the common securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the exchange capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount, plus accumulated and unpaid distributions on the exchange capital securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, then the amounts payable shall be paid pro rata on the capital securities and the common securities, except that if an event of default under the exchange debentures exists, the capital securities will have a priority over the common securities. For more information, please refer to "--Subordination of Common Securities."

   After the liquidation date is fixed for any distribution of exchange debentures to holders of the exchange capital securities:

  . the exchange capital securities will no longer be deemed to be outstanding;

  . DTC or its nominee will receive in respect of each registered global certificate representing exchange capital securities a registered global certificate representing the exchange debentures to be delivered upon this distribution; and

  . any certificates representing exchange capital securities not held by DTC or its nominee will be deemed to represent exchange debentures having a principal amount equal to the liquidation amount of those exchange capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those exchange capital securities until such certificates are presented to the administrative trustees or their agent for cancellation, in which case we will issue to those holders, and the debenture trustee will authenticate, a certificate representing the exchange debentures.

   We cannot assure you of the market prices for the exchange capital securities or the exchange debentures that may be distributed to you in exchange for the exchange capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the exchange capital securities that you purchase, or the exchange debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the exchange capital securities.

   If we elect not to prepay the exchange debentures prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the exchange debentures to holders of the exchange capital securities, the exchange capital securities will remain outstanding until the repayment of the exchange debentures on June 1, 2030.

Redemption Procedures

   If we pay the exchange debentures at maturity or earlier prepayment, the Trust will redeem exchange capital securities at the applicable redemption price with the proceeds that it receives from our payment or prepayment of the exchange debentures. Any redemption of exchange capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to "-- Subordination of Common Securities."

   If the Trust gives a notice of redemption for the exchange capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

  . the exchange capital securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price. For more information, you should refer to "--Form, Denomination, Book-Entry Procedures and Transfer;" and

  . the exchange capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the exchange capital securities. For more information, you should refer to "--Payment and Paying Agency."

      The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.

   Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the exchange capital securities on the relevant record dates for the related distribution dates. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the exchange capital securities called for redemption will cease, except the right of the holders of the exchange capital securities to receive the applicable redemption price, without interest, and the exchange capital securities called to be redeemed will cease to be outstanding.

   If any redemption date for the exchange capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment shall be made on the last business day of the current calendar year.

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

   If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee:

  . distributions on the exchange capital securities will continue to accumulate from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid; and

  . the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

   Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of exchange capital securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the exchange debentures, on and after the redemption date, distributions will cease to accrue on the exchange capital securities called for redemption.

   Subject to applicable law, including, without limitation, federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding exchange capital securities in the open market or by private agreement.

Subordination of Common Securities

   Payment of distributions on, the redemption price of, and the liquidation distribution for, the exchange capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if an event of default under the exchange debentures exists on any distribution, redemption or liquidation date, no payment of any distribution on, or applicable redemption price of, or liquidation distribution for, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding exchange capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or liquidation distribution is made in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution for, the exchange capital securities then due and payable.

   In the case of any event of default under the trust agreement, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured or waived. Until any event of default has been cured or waived, the property trustee will act solely on behalf of the holders of the exchange capital securities and not on our behalf, and only the holders of the exchange capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

   An event of default under the exchange debentures constitutes an event of default under the trust agreement. See "Description of Exchange Debentures-- Events of Default Under the Exchange Debentures."

   The trust agreement provides that within ten (10) business days after the property trustee has actual knowledge that any event of default has occurred, the property trustee will give notice of the event of default to the holders of the exchange capital securities, the administrative trustees and, to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether we and the administrative trustees have complied with the applicable conditions and covenants of the trust agreement.

   If an event of default under the exchange debentures exists, the exchange capital securities will have a preference over the common securities as described under "--Liquidation of the Trust and Distribution of Exchange Debentures" and "--Subordination of Common Securities." An event of default does not entitle the holders of exchange capital securities to require the redemption of the exchange capital securities.

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

Removal of Trustees

   Unless an event of default under the exchange debentures exists, we may remove the property trustee and the Delaware trustee at any time. If an event of default under the exchange debentures exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding exchange capital securities. In no event will the holders of the exchange capital securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

Merger or Consolidation of Trustees

   If the property trustee, the Delaware trustee or any administrative trustee that is not a natural person is merged, converted or consolidated into another entity, or the property trustee or the Delaware trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the property trustee or the Delaware trustee, the new entity shall be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Debentures." The Trust may, at our request, as sponsor, and with the consent of the administrative trustees but without the consent of the holders of the exchange capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

  .  the successor either:

    . expressly assumes all of the obligations of the Trust with respect to the exchange capital securities; or

    . substitutes securities for the exchange capital securities that have substantially the same terms as the exchange capital securities so long as the substitute securities rank equal to the exchange capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we appoint a trustee of the successor possessing the same powers and duties as the property trustee with respect to the exchange debentures;

  . the substitute securities are listed, or any substitute securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the exchange capital securities are then listed or quoted, if any;

  . if the exchange capital securities, substitute securities or exchange debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities to be downgraded by any such organization;

  . the transaction does not adversely affect the rights, preferences and privileges of the holders of the exchange capital securities (including any successor securities) in any material respect;

  . the successor has a purpose substantially identical to that of the Trust; and

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

  . prior to the transaction, we received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

    . the transaction does not adversely affect the rights, preferences and privileges of the holders of the exchange capital securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity);

    . following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act;

    . the Trust continues to be, and any successor will be, classified as a grantor trust for federal income tax purposes; and

    . we, or any permitted successor or assignee, own all of the common securities of the successor and guarantee the obligations of the successor under the substitute securities at least to the extent provided by our guarantee and the common securities guarantee.

   Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the exchange capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

   Except as provided under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the exchange capital securities will have no voting rights.

   We, together with the property trustee and the administrative trustees, may amend the trust agreement from time to time, without the consent of the holders of the exchange capital securities, to:

  . cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement;

  . modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any exchange capital securities are outstanding, the Trust will be classified as a grantor trust for federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act; or

  . modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct an exchange offer in the manner contemplated by the registration rights agreement;

provided, however, that the amendment would not adversely affect in any material respect the interests of the holders of the exchange capital securities. Any amendments of the trust agreement pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the exchange capital securities.

   We, together with the trustees, may amend the trust agreement:

  . with the consent of holders of a majority in liquidation amount of the outstanding exchange capital securities; and

  . upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as being a grantor trust for federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act.

provided, that, without the consent of each holder of exchange capital securities and common securities, no amendment may change the amount or timing of any distribution on the exchange capital securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the exchange capital securities and common securities as of a specified date, change any of the prepayment provisions, or restrict the right of a holder of exchange capital securities and common securities to sue for the enforcement of any payment on or after the specified date.

   So long as the property trustee holds any exchange debentures, the trustees may not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the exchange debentures;

  .  waive certain past defaults under the indenture;

  . exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the exchange debentures; or

  . consent to any amendment, modification or termination of the indenture or the exchange debentures, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities; provided, however, that where a consent under the indenture would require the consent of each holder of exchange debentures affected by the amendment, modification or termination, the property trustee will not give its consent without the prior approval of each holder of the exchange capital securities.

   The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the exchange capital securities, except by subsequent vote of such holders. The property trustee shall notify each holder of exchange capital securities of any notice of default with respect to the exchange debentures. In addition to obtaining the approvals of the holders of the exchange capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for federal income tax purposes after taking the action into account.

   Any required approval of holders of exchange capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice to be given of any meeting at which holders of exchange capital securities are entitled to vote or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of exchange capital securities in accordance with the trust agreement.

   No vote or consent of the holders of exchange capital securities will be required for the Trust to redeem and cancel the exchange capital securities in accordance with the trust agreement.

   Notwithstanding that holders of the exchange capital securities are entitled to vote or consent under any of the circumstances described above, any of the exchange capital securities that are owned by us, the Trust, the trustees or any affiliates thereof shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

   The exchange capital securities initially will be represented by one or more exchange capital securities in registered, global form (collectively, the global capital securities). The global capital securities will be deposited upon issuance with the property trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described in this prospectus.

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

   In the event that exchange capital securities are issued in certificated form, the exchange capital securities will be in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and may be transferred or exchanged only in such blocks in the manner described in this prospectus.

   Except as set forth in this prospectus, the global exchange capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 exchange capital securities. Beneficial interests in the global exchange capital securities may not be exchanged for exchange capital securities in certificated form, except in the limited circumstances described in this prospectus. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

Depositary Procedures

   DTC has advised the Trust and us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, to eliminate the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, indirect participants). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

   DTC also has advised the Trust and us that, pursuant to procedures established by it, (1) upon deposit of the global capital securities, DTC will credit the accounts of participants designated by the initial purchasers with the designated liquidation amount of the global capital securities and (2) ownership of beneficial interests in the global capital securities will be shown on, and the transfer of ownership of the global capital securities, will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global capital securities).

   You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the exchange capital securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

   Except as described below, owners of beneficial interests in the global capital securities will not have exchange capital securities registered in their name, will not receive physical delivery of exchange capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

   Payments on the global capital security registered in the name of DTC, or its nominee, will be payable by the property trustee to DTC in its capacity as the holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the exchange capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

  . any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global capital securities; or

  . any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

   DTC has advised the Trust and us that its current practice, upon receipt of any payment on the exchange capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the exchange capital securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of exchange capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the property trustee, the Trust or us. None of us, the Trust or the property trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the exchange capital securities, and we, the Trust and the property trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

   Any secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

   DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of exchange capital securities (including, without limitation, presenting the exchange capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global capital securities in respect of the portion of the liquidation amount of the exchange capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global capital securities for legended exchange capital securities in certificated form and to distribute the certificated exchange capital securities to its participants.

   We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

   Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of us, the Trust, or the property trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global capital securities that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

   A global capital security is exchangeable for exchange capital securities in registered certificated form if:

  . DTC notifies the Trust that it is unwilling or unable to continue as depository for the global capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC's

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

     notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;

  . the Trust, in its sole discretion, elects to cause the exchange capital securities to be issued in certificated form; or

  . an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

   In addition, beneficial interests in a global capital security will be exchanged by or on behalf of DTC for certificated exchange capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, certificated exchange capital securities delivered in exchange for any global capital security will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agency

   The Trust will make payments on any global capital security to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. The Trust will make payments on the exchange capital securities that are not held by DTC by mailing a check to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the administrative trustees and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Restrictions on Transfer

   The exchange capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of exchange capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such exchange capital securities for any purpose, including but not limited to the receipt of distributions on such exchange capital securities, and such purported transferee will be deemed to have no interest whatsoever in such exchange capital securities.

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the exchange capital securities.

   The Trust will register transfers of the exchange capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the exchange capital securities registered after they have been called for redemption.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust so that:

  . the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

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

  . the Trust will be classified as a grantor trust for federal income tax purposes; and

  . the exchange debentures will be treated as our indebtedness for federal income tax purposes.

   We, together with the administrative trustees, are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable, as long as it does not materially adversely affect the interests of the holders of the exchange capital securities.

   The trust agreement provides that holders of the exchange capital securities have no preemptive or similar rights to subscribe for any additional exchange capital securities and the issuance of exchange capital securities is not subject to preemptive or similar rights.

   The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

   The trust agreement and exchange capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

Information Concerning the Property Trustee

   Except if an event of default exists under the trust agreement, the property trustee will undertake to perform only the duties specifically set forth in the trust agreement. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the exchange capital securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

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

                       DESCRIPTION OF EXCHANGE DEBENTURES

   This summary describes the material provisions of the exchange debentures. It is not complete and is subject to, and qualified in its entirety by, the indenture. However, by its terms, the indenture will incorporate by reference certain provisions of the Trust Indenture Act and, upon consummation of the exchange offer or effectiveness of the shelf registration statement, the indenture will be governed by and subject to the Trust Indenture Act. We have incorporated the definitions used in the indenture in this prospectus. You can obtain a copy of the indenture by requesting it from Greater Bay Bancorp. Wilmington Trust Company will act as debenture trustee under the indenture.

General

   The Trust invested the proceeds from the sale of the capital securities and the common securities in the original junior subordinated debentures issued by Greater Bay Bancorp. The original junior subordinated debentures bear interest at the annual rate of 10.75% of the principal amount of the original junior subordinated debentures, payable semi-annually in arrears on interest payment dates of June 1st and December 1st of each year to the person in whose name each original junior subordinated debenture is registered at the close of business on the relevant record date. The exchange debentures will have terms identical in all material respects to the original junior subordinated debentures, except that the exchange debentures will not contain terms with respect to transfer restrictions under the Securities Act and will not provide for liquidated damages. The first interest payment date for the exchange debentures will be December 1, 2000. The period beginning on and including the date the exchange debentures are first issued and ending on but excluding December 1, 2000 and each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

   We anticipate that, until the liquidation, if any, of the Trust, each exchange debenture will be held by the property trustee in trust for the benefit of the holders of the exchange capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day (without any interest or other payment due to the delay).

   Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate of 10.75% per year, compounded semi-annually, from the last interest payment date for which interest was paid. The term "interest" as used in this prospectus includes semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable interest payment date.

   Notwithstanding anything to the contrary above, if the stated maturity date or date of earlier redemption falls on a day that is not a business day, the payment of principal, premium, if any, and interest will be paid on the next business day, with the same force and effect as if made on such date, and no interest on such payments will accrue from and after such date.

   The exchange debentures will be issued as a series of junior subordinated deferrable interest debentures under the indenture.

   The exchange debentures will mature on June 1, 2030, unless redeemed prior thereto in accordance with the terms discussed below.

   The exchange debentures will rank equal to all of our other junior subordinated debentures (including any other debentures) which have been or may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior to all of our senior indebtedness to the extent and in the manner set forth in the indenture. See "--Subordination."

   We are a bank holding company regulated by the Federal Reserve Board and our subsidiaries own almost all of our operating assets. We are a legal entity separate and distinct from our subsidiaries. Holders of

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

exchange debentures should look only to Greater Bay Bancorp for payments on the exchange debentures. Our principal sources of income are dividends, interest and fees from the Banks. We rely primarily on dividends from the Banks to meet our obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Dividend payments from the Banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective Banks. Under the Federal Deposit Insurance Act, insured depositary institutions such as the Banks are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on each of the Bank's current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from the Banks. During the first six months of 2000, the Banks paid $3.9 million in dividends to us, which reflected 5.3% of the total amount of dividends the Banks were permitted to pay as of December 31, 1999 under existing supervisory practices. Payment of dividends by the Banks is also subject to the respective Bank's profitability, financial condition and capital expenditures and other cash flow requirements. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless:
(1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. No assurance can be given that the Banks will be able to pay dividends at past levels, or at all, in the future.

   In addition to restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by the Banks are generally limited in amount as to us and as to each of such other affiliates to 10% of each Bank's capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of each Bank's capital and surplus. As of June 30, 2000, approximately $27.7 million of credit was available to us under this limitation.

   Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent that we may be recognized as a creditor of that subsidiary. At June 30, 2000, our subsidiaries had total liabilities, including deposits, of $3.4 billion. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including the Banks' deposit liabilities) and all liabilities of any of our future subsidiaries. At June 30, 2000, we had $20 million in senior indebtedness. The indenture does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness. See "--Subordination."

Form, Registration and Transfer

   If the exchange debentures are distributed to the holders of the exchange capital securities, the exchange debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such exchange debentures are expected to be substantially similar to those in effect for the exchange capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, you should read "Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

   Payment of principal of (and premium, if any) and interest on the exchange debentures will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents

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

as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of exchange debentures in global form:

  . by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the exchange debentures; or

  . by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

   Payment of any interest on any exchange debenture will be made to the person or entity in whose name the exchange debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest.

   We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the exchange debentures.

   Any moneys deposited with the debenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of (or premium, if any) or interest on any exchange debenture and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of the exchange debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

Option to Extend Interest Payment Date

   So long as no event of default under the exchange debentures exists, we will have the right under the indenture to defer the payment of interest on the exchange debentures, at any time and from time to time, for no more than 10 consecutive semi-annual periods, provided that no deferral period shall end on a date other than an interest payment date or extend beyond June 1, 2030. At the end of a deferral period, we must pay all interest then accrued and unpaid (together with interest thereon at the rate of 10.75% per year, compounded semi-annually from the last interest payment date to which interest was paid, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the exchange capital securities or, if the exchange debentures have been distributed to holders of the exchange capital securities, holders of exchange debentures, will be required to include that deferred interest in gross income for federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

   During any deferral period, we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

  . make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities (including any other debentures) that rank equal to or junior to the exchange debentures; or

  . make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including our exchange guarantee of the exchange capital securities of the Trust and any other guarantees) if such guarantee ranks equal or junior to the exchange debentures;

   Notwithstanding the foregoing, during a deferral period the following is permitted:

  . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our capital stock;

  . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto;

  .  payments under the exchange guarantee;

  . a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

  . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

  . purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

   Before the end of any deferral period, we may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 10 consecutive semi-annual periods, to end on a date other than an interest payment date or to extend beyond June 1, 2030. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the rate of 10.75% per year, compounded semi-annually, to the extent permitted by applicable law), we may elect to begin a new deferral period, subject to the requirements set forth in this prospectus. No interest will be due and payable during a deferral period until the deferral period ends.

   We must give the property trustee, the administrative trustees and the debenture trustee notice of our election at least five business days before the earlier of:

  . the date the distributions on the exchange capital securities would have been payable, except for the election to begin or extend such deferral period;

  . the date the property trustee is required to give notice to any securities exchange or automated quotation system on which the exchange capital securities are listed or quoted or to holders of exchange capital securities of the record date for such distributions; or

  . the date such distributions are payable, but in any event not less than five business days prior to such record date.

   The debenture trustee will notify holders of the exchange capital securities of our election to begin or extend a new deferral period.

   There is no limit on the number of times that we may elect to begin a deferral period.

   We do not currently intend to exercise our right to defer payments of interest on the exchange debentures.

Optional Prepayment

   The exchange debentures will be prepayable, in whole or in part, at our option on or after June 1, 2010, subject to our receipt of any required regulatory approval, at an optional prepayment price equal to $1,000 per exchange capital security, plus, in each case, accrued and unpaid interest on the exchange debentures, if any, to the date of prepayment.

Special Event Prepayment

   If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the exchange capital securities or the exchange debentures, we may, at our option and at any time, subject to our receipt of any required regulatory approval, prepay the exchange debentures, in whole but not in part, at any time within 90 days of the change in the law, at the special event prepayment price. The special event prepayment price will be an amount equal to 100% of the principal amount of the exchange debentures plus accrued and unpaid interest and liquidated damages, if any, to the date of prepayment.

   A change in the bank regulatory law means our receipt of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

  . any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority; or

  . any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, the exchange capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 capital (or its then equivalent if we were subject to such capital requirement).

   A change in the investment company law means the receipt by us and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

  . any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

  . any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

   A change in tax law means the receipt by us and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

  . any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

  . any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that:

  . the Trust is, or will be within 90 days of the date of such opinion, subject to federal income tax with respect to any income received or accrued on the exchange debentures;

  . interest payable by us on the exchange debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for federal income tax purposes; or

  . the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   We will mail any notice of prepayment between 30 and 60 days before the prepayment date to each holder of exchange debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on the prepayment date interest shall cease to accrue on the exchange debentures called for prepayment.

   If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the exchange debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding exchange capital securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges to which the Trust has become subject as a result of a change in the tax law.

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Certain Covenants of Greater Bay Bancorp

   We covenant that we will not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  . make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities (including any other debentures) that rank equal or junior to the exchange debentures; or

  . make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries (including any other guarantees) if such guarantee ranks equal or junior to the exchange debentures, if at such time:

  . we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, an exchange debenture event of default and that we have not taken reasonable steps to cure;

  . we are in default with respect to our payment obligations under the exchange guarantee; or

  . we have given notice of our election to exercise our right to defer interest payments on the exchange debentures as provided in the indenture and the deferral period, or any extension of the deferral period, is continuing.

Notwithstanding the foregoing, the following is permitted:

  . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

  . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  .  payments under the exchange guarantee;

  . a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

  . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

  . purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

   So long as the capital securities remain outstanding, we also will covenant:

  . to directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;

  . to use commercially reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of exchange debentures to the holders of capital securities and common securities in liquidation of the Trust, the redemption of all of the capital securities and common securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

  . to use commercially reasonable efforts to cause the Trust to otherwise continue to be classified as a grantor trust for federal income tax purposes;

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

  . to use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures; and

  . to not cause, as sponsor of the Trust, or permit, as holder of the common securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the trust agreement.

Modification of Indenture

   From time to time, we, together with the debenture trustee, may, without the consent of the holders of exchange debentures, amend the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling us and the Trust to conduct an exchange offer as contemplated by the registration rights agreement, provided that any amendment to the indenture does not materially adversely affect the interest of the holders of exchange debentures. We, together with the debenture trustee, may amend the indenture, regardless of the effect on the interest of the holders of the exchange debentures, for specific purposes including, among other things, to qualify, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

   The indenture permits us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of exchange debentures, to modify the indenture in a manner affecting the rights of the holders of the exchange debentures; provided that no modification may, without the consent of the holders of each outstanding subordinated debenture affected:

  . change the stated maturity date, or reduce the principal amount, of the exchange debentures;

  . reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest except pursuant to our right under the indenture to defer the payment of interest, see "--Option to Extend Interest Payment Date";

  .  change any of the prepayment provisions;

  . make the principal of, (or premium, if any) or interest on, the exchange debentures payable in any coin or currency other than that provided in the exchange debentures;

  . impair or affect the right of any holder of exchange debentures to institute suit for the payment thereof; or

  . reduce the percentage of the principal amount of the exchange debentures, the holders of which are required to consent to any such modification.

Events of Default Under the Exchange Debentures

   An event of default under the exchange debenture means:

  . our failure for 30 days to pay any interest, including compounded interest and additional sums, if any, or liquidated damages, if any, on the exchange debentures or any other debentures when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the exchange debentures or other debentures, as the case may
     be);

  . our failure to pay any principal or premium, if any, on the exchange debentures or any other debentures when due, whether at maturity, upon prepayment, by accelerating the maturity or otherwise;

  . our failure to observe or perform any other covenant contained in the indenture for 90 days after written notice to us from the debenture trustee or to us and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of exchange debentures; or

  .  certain events related to our bankruptcy, insolvency or reorganization.


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

   The holders of a majority in aggregate outstanding principal amount of the exchange debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the exchange debentures may declare the principal due and payable immediately upon an event of default under the exchange debentures. The holders of a majority in aggregate outstanding principal amount of the exchange debentures may annul this declaration and waive the default if the default (other than the non-payment of the principal of the exchange debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

   Prior to any declaration accelerating the maturity of the exchange debentures the holders of a majority in aggregate outstanding principal amount of the exchange debentures affected may, on behalf of the holders of all the exchange debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (including compounded interest and additional sums, if any) or liquidated damages, if any (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding exchange debenture.

   The indenture requires that we file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

   The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the exchange debentures if the debenture trustee considers it in the interest of the holders to do so.

Enforcement of Certain Rights by Holders of Exchange Capital Securities

   If an event of default under the exchange debentures exists that is attributable to our failure to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any) or liquidated damages, if any, on the exchange debentures on the due date, a holder of exchange capital securities may institute a direct action against us. We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the exchange capital securities. Notwithstanding any payments that we make to a holder of exchange capital securities in connection with a direct action, we shall remain obligated to pay the principal of (and premium, if any) and interest on the exchange debentures, and we shall be subrogated to the rights of the holder of the capital securities with respect to payments on the exchange capital securities to the extent that we make any payments to a holder in any direct action.

   The holders of the exchange capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the exchange debentures, unless an event of default exists under the trust agreement. See "Description of Exchange Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

   The indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties to any person, and no person shall consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties to us, unless:

  . in case we consolidate with or merge into another person or convey or transfer all or substantially all of our properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture with respect to the exchange debentures;

  . immediately after giving effect to the transaction, no event of default under the exchange debentures, and no event which, after notice or lapse of time or both, would become an event of default under the exchange debentures, exists; and

  .  certain other conditions as prescribed in the indenture are met.

   The general provisions of the indenture do not afford holders of the exchange debentures protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the exchange debentures.

Satisfaction and Discharge

   The indenture provides that when, among other things,

  . all exchange debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year; and

  . we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the exchange debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and additional sums, if any) to the date of the deposit or to June 1, 2030, as the case may be, then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

Subordination

   We have promised that any of our exchange debentures issued under the indenture will rank junior to all of our senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving us, the allocable amounts in respect of the senior indebtedness must be paid in full before the holders of the exchange debentures will be entitled to receive or retain any payment in respect thereof.

   If the maturity of exchange debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of the allocable amounts in respect of such senior indebtedness before the holders of exchange debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the exchange debentures.

   No payments on account of principal (or premium, if any) or interest, if any, in respect of the exchange debentures may be made if there is a default in any payment with respect to senior indebtedness, or an event of default exists with respect to any senior indebtedness that accelerates the maturity of the senior indebtedness, or if any judicial proceeding shall be pending with respect to the default.

   Allocable amounts, when used with respect to any senior indebtedness, means all amounts due or to become due on such senior indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such senior indebtedness (whether as a result of the receipt of payments by the holders of such senior indebtedness from us or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior indebtedness or otherwise) but for the fact that such senior

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

indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such senior indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

   Indebtedness for money borrowed means any of our obligations, or any obligation guaranteed by us, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

   Indebtedness ranking on a parity with the exchange debentures means:

  . indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior or senior to the exchange debentures in the right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization including without limitation the 1997 Junior Subordinated Debentures, the 1998 Junior Subordinated Debentures and the 2000 Junior Subordinated Debentures;

  . all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle (a "financing entity"), in connection with the issuance by the financing entity of equity securities or other securities guaranteed by us pursuant to an instrument that ranks equal with or junior to the exchange guarantee including without limitation the guarantee issued in respect of the capital securities of GBB Capital I, the guarantee issued in respect of GBB Capital II and the guarantee issued in respect of the capital securities of GBB Capital III; and

  . the securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the exchange debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the exchange debentures.

   Indebtedness ranking junior to the exchange debentures means any indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal with or prior to the exchange debentures (and any other indebtedness ranking on a parity with the exchange debentures) in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the exchange debentures shall not be deemed to prevent such indebtedness for money borrowed from constituting indebtedness ranking junior to the exchange debentures.

   Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the exchange debentures or indebtedness ranking junior to the exchange debentures, and any deferrals, renewals or extensions of the senior indebtedness.

   We are a bank holding company and our subsidiaries own almost all of our operating assets. We rely primarily on dividends from the Banks to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debentures should look only to Greater Bay Bancorp for payments on the exchange debentures. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Banks. See "--General." In addition, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Banks are generally limited in amount as to us and as to each

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

of such other affiliates to 10% of each Bank's capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of each Bank's capital and surplus. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

   Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent we may be recognized as a creditor of that subsidiary. At June 30, 2000, our subsidiaries had total liabilities, including deposits, of $3.4 billion and senior indebtedness of $20 million. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including the Banks' deposit liabilities) and all liabilities of any of our future subsidiaries. The indenture does not limit us or our subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness.

Restrictions on Transfer

   The exchange debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of exchange debentures in a block having an aggregate principal amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such exchange debentures for any purpose, including but not limited to the receipt of payments on such exchange debentures, and such purported transferee shall be deemed to have no interest whatsoever in such exchange debentures.

Governing Law

   The indenture and the exchange debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

Information Concerning the Debenture Trustee

   Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of exchange debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.



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                       DESCRIPTION OF EXCHANGE GUARANTEE

   We will execute and deliver the exchange guarantee at the same time the exchange capital securities are issued. The terms of the exchange guarantee are identical in all material respects to the terms of the original guarantee. This summary of the material provisions of the exchange guarantee is not complete and is subject to, and qualified in its entirety by, the exchange guarantee and the Trust Indenture Act. The guarantee trustee will hold the exchange guarantee for the benefit of the holders of the exchange capital securities. You can obtain a copy of the exchange guarantee by requesting it from Greater Bay Bancorp. Wilmington Trust Company will act as guarantee trustee under the exchange guarantee.

General

   We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in this prospectus, the following payments with respect to the exchange capital securities to the extent not paid by the Trust:

  . any accumulated and unpaid distributions required to be paid on the exchange capital securities, to the extent that the Trust has funds legally available at that time;

  . the applicable redemption price with respect to the exchange capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the exchange debentures to holders of the exchange capital securities or the redemption of all exchange capital securities), the lesser of (a) the liquidation distribution, to the extent the Trust has funds legally available at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of capital securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

   The exchange guarantee will rank subordinate and junior to all senior indebtedness to the extent provided in the exchange guarantee. See "--Status of the Exchange Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the exchange capital securities or by causing the Trust to pay these amounts to the holders of the exchange capital securities.

   The exchange guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the exchange capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make payments on the exchange debentures held by the Trust, then it will not be able to make the related payments to you on the exchange capital securities and will not have funds legally available. Please refer to the "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Exchange Guarantee" section of this prospectus.

   The exchange guarantee does not limit us from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise. The holders of at least a majority in aggregate liquidation amount of the exchange capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our guarantee. If the guarantee trustee fails to enforce the exchange guarantee, any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce their rights under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

   If we default on our obligation to pay amounts payable under the exchange debentures, the Trust will lack funds for the payment of distributions or amounts payable on redemption of the exchange capital securities or otherwise, and the holders of the exchange capital securities will not be able to rely upon the exchange guarantee for payment of such amounts. Instead, if an event of default under the exchange debentures exists

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

that is attributable to our failure to pay principal of (or premium, if any) or interest on the exchange debentures on a payment date, then any holder of exchange capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of (or premium, if any) or interest on such exchange debentures having a principal amount equal to the aggregate liquidation amount of the exchange capital securities of that holder. In connection with a direct action, we will have a right of set-off under the indenture to the extent that we made any payment to the holder of exchange capital securities in the direct action. Except as described in this prospectus, holders of exchange capital securities will not be able to exercise directly any other remedy available to the holders of the exchange debentures or assert directly any other rights in respect of the exchange debentures. The trust agreement provides that each holder of exchange capital securities by accepting the exchange capital securities agrees to the provisions of the exchange guarantee and the indenture.

   We will, through our guarantee, the trust agreement, the exchange debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the exchange capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. You should refer to "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Exchange Guarantee" for more information about our guarantee.

Status of the Exchange Guarantee

   Our exchange guarantee will constitute an unsecured obligation and will rank subordinate and junior to all senior indebtedness in the same manner as the exchange debentures. See "Description of Exchange Debentures--Subordination." In addition, because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon their liquidation or reorganization or otherwise is subject to the prior claims of their creditors (including its depositors), except to the extent we may be recognized as their creditor. Accordingly, our obligations under the exchange guarantee effectively will be subordinated to all existing and future liabilities of our present and future subsidiaries (including depositors of the Banks). As a result, claimants should look only to our assets for payments under the exchange guarantee. See "Description of Exchange Debentures--General."

   Our exchange guarantee will rank equal to all of our other guarantees with respect to preferred beneficial interests issued by other trusts. Our guarantee of the Trust's exchange capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities.

   Our guarantee will constitute a guarantee of payment only to the extent that the Trust has funds legally available and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce their rights under the exchange guarantee without first instituting a legal proceeding against any other person or entity. Our guarantee will not be discharged, except by payment of the exchange guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the exchange debentures to, the holders of the exchange capital securities.

Events of Default

   There will be an event of default under the exchange guarantee if we fail to perform any of our payment or other obligations under the exchange guarantee; except that with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our guarantee.


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Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the exchange capital securities (in which case no approval will be required), the exchange guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. You should read "Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the exchange guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the exchange capital securities then outstanding.

Termination of the Exchange Guarantee

   Our guarantee will terminate and be of no further force and effect upon:

  . full payment of the applicable redemption price of all outstanding exchange capital securities;

  . full payment of the liquidation amount payable upon liquidation of the Trust; or

  . distribution of exchange debentures to the holders of the exchange capital securities.

   Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the exchange capital securities must restore payment of any sums paid under the capital securities or the exchange guarantee.

Governing Law

   The exchange guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

Information Concerning the Guarantee Trustee

   The guarantee trustee, except if we default under the exchange guarantee, will undertake to perform only such duties as are specifically set forth in the exchange guarantee and, in case a default with respect to the exchange guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the exchange guarantee at the request of any holder of the exchange capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

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                       DESCRIPTION OF ORIGINAL SECURITIES

   We refer to the original capital securities, the original guarantee and the original junior subordinated debentures collectively as the original securities and refer to the exchange capital securities, the exchange guarantee and the exchange debentures collectively as the exchange securities.

   The terms of the original securities are identical in all materials respects to the exchange securities, except that:

  . original securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable registration rights agreement, which rights will terminate upon consummation of the exchange offer, except under limited circumstances;

  . the exchange capital securities will not provide for any increase in the distribution rate; and

  .  the exchange debentures will not provide for any liquidated damages.

   The original securities provide that, if the Trust has not exchanged exchange capital securities for all original capital securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum for the period from the occurrence of such event until such time as the exchange offer has been consummated. The exchange securities are not, and upon consummation of the exchange offer, the original securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of original capital securities should review the information set forth under "Risk Factors--Your failure to exchange original capital securities may adversely affect your ability to sell such securities" and "Description of Exchange Capital Securities."

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

            RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE
                 EXCHANGE DEBENTURES AND THE EXCHANGE GUARANTEE

Full and Unconditional Guarantee

   We will irrevocably guarantee payments of distributions and other amounts due on the exchange capital securities to the extent the Trust has funds legally available to pay such amounts as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the exchange debentures, the indenture, the trust agreement and the exchange guarantee will provide a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the exchange capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities.

   If and to the extent that we do not make the required payments on the exchange debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the exchange capital securities. Our guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of exchange capital securities, is to institute a direct action against us. Our obligations under the exchange guarantee will be subordinate and junior to all senior indebtedness.

Sufficiency of Payments

   As long as we pay the interest and other payments when due on the exchange debentures, the Trust will have sufficient funds to cover distributions and other payments due on the exchange capital securities, primarily because:

  . the aggregate principal amount or prepayment price of the exchange debentures will equal the aggregate liquidation amount or redemption price, as applicable, of the capital securities;

  . the interest rate and interest payment dates and other payment dates on the exchange debentures will match the distribution rate and distribution dates and other payment dates for the capital securities;

  . as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of capital securities; and

  . the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

Enforcement Rights of Holders of Exchange Capital Securities

   You, as holder of exchange capital securities, may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

   A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior indebtedness, the subordination provisions of the indenture provide that we cannot make payments in respect of the exchange debentures until we have paid the senior indebtedness in full or we have cured any payment default or a payment default has been waived. Our failure to make required payments on exchange debentures would constitute an event of default under the trust agreement.

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

Limited Purpose of the Trust

   The exchange capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the capital securities and the common securities, using the proceeds from the sale of the capital securities and the common securities to acquire the original junior subordinated debentures, exchanging the original capital securities and original junior subordinated debentures in the exchange offer and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an exchange capital security and a holder of an exchange debenture is that a holder of an exchange debenture will be entitled to receive from us the principal of (and premium, if any) and interest on exchange debentures held, while a holder of exchange capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

Rights Upon Dissolution

   Unless the exchange debentures are distributed to holders of the exchange capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the exchange capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Debentures."

   If we are voluntarily or involuntarily liquidated or bankrupted, the property trustee, as holder of the exchange debentures, would be one of our subordinated creditors, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal (and premium, if any) and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the exchange guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its exchange capital securities), the positions of a holder of exchange capital securities and a holder of exchange debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

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

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

   In the opinion of Manatt, Phelps & Phillips, LLP, special federal income tax counsel to us and the Trust, the following describes the material federal income tax consequences of the purchase, ownership and disposition of an exchange capital security.

   This summary addresses only the tax consequences to a person that acquires an exchange capital security on its original issuance at its original price and that holds the exchange security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of an exchange capital security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold an exchange capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to an exchange capital security. This discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of an exchange capital security that, for federal income tax purposes, is (or is treated as):

  .  a citizen or individual resident of the United States;

  . a corporation or partnership (or entity treated for federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States or any state (including the District of Columbia) or other political subdivision thereof;


  . an estate the income of which is includible in gross income for federal income tax purposes without regard to its source; or

  . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

   This summary does not address the special consequences to a non U.S. Holder who acquires an exchange capital security. For purposes of this discussion, a "Non U.S. Holder" generally is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for federal income tax purposes.

   This summary does not address the tax consequences to any stockholder, partner or beneficiary of a holder of an exchange capital security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Manatt, Phelps & Phillips, LLP is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described in this prospectus. We can give no assurance that the opinions expressed will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

   Prospective investors are advised to consult with their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the exchange capital securities, including the tax consequences under state, local, foreign, and other tax laws and possible effects of changes in such tax laws.

Classification of the Exchange Debentures

   We intend to take the position that the exchange debentures will be classified for federal income tax purposes as our indebtedness. Manatt, Phelps & Phillip, LLP, has rendered its opinion that the exchange debentures will be treated as debt of Greater Bay Bancorp for federal income tax purposes. We, together with the Trust and the holders of the exchange capital securities (by acceptance of a beneficial interest in an exchange capital security) will agree to treat the exchange debentures as our indebtedness for all federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the exchange debentures will be classified as our indebtedness for federal income tax purposes.

Classification of the Trust

   In connection with the issuance of the original capital securities, Manatt, Phelps & Phillips, LLP rendered its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust is not classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Manatt, Phelps & Phillips, LLP, has confirmed this opinion. Accordingly, for federal income tax purposes, the Trust is not subject to federal income tax, and each holder of an exchange capital security will be required to include in its gross income any interest (or accrued original issue discount), with respect to its allocable share of the exchange debentures.

Interest Income and Original Issue Discount

   Under the indenture, we have the right to defer the payment of interest on the exchange debentures at any time or from time to time for one or more deferral periods not exceeding 10 consecutive semi-annual periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond June 1, 2030. By reason of that right, the Treasury Regulations will subject the exchange debentures to the rules in the Code and Treasury Regulations on debt instruments issued with original issue discount, unless the indenture or exchange debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury Regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although the answer is not clear, we believe that the likelihood that we would exercise our option to defer payments of interest is remote since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, the exchange debentures should not be considered to be issued with original issue discount and, accordingly, stated interest on the exchange debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

   Under the Treasury Regulations, if we were to exercise our option to defer payments of interest, the exchange debentures would at that time be treated as issued with original issue discount, and all stated interest on the exchange debentures would thereafter be treated as original issue discount as long as the exchange debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the exchange debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of an exchange capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during a deferral period. The amount of such includible original issue discount could be significant. Also, under the Treasury Regulations, if the option to defer the payment of interest were determined not to be remote, the exchange debentures would be treated as having been originally issued with original issue discount. In such event, a holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the exchange debentures at the stated interest rate, regardless of such holder's method of tax accounting, and actual cash payments of interest on the exchange debenture would not be separately includible in gross income. It is possible that the IRS could take a position contrary to the interpretation described in this prospectus.

   Because income on the exchange capital securities will constitute interest or original issue discount, corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the exchange capital securities.

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

Receipt of Junior Subordinated Debenture or Cash upon Liquidation of the Trust

   We will have the right at any time to liquidate the Trust and cause the exchange debentures to be distributed to the holders of the trust securities. Under current law, the liquidation of the Trust and the distribution of the exchange debentures to trust security holders, for federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis in the exchange debentures received by such holder would be equal to the holder's aggregate tax basis in its exchange capital securities surrendered. A holder's holding period in the exchange debentures received in liquidation of the Trust would be the same as the holding period that the holder had in the exchange capital securities surrendered.

   The exchange debentures may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their exchange capital securities. Under current law, that redemption would constitute, for federal income tax purposes, a taxable disposition of the redeemed exchange capital securities, the tax consequences of which are described below under "-- Sales or Redemptions of Exchange Capital Securities."

Sales or Redemptions of Exchange Capital Securities

   On a sale or redemption of an exchange capital security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the exchange capital security and the amount realized on the sale or redemption of that exchange capital security. If the rules regarding original issue discount do not apply, a holder's adjusted basis in an exchange capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder's basis will be increased by any accrued but unpaid interest. If the rules regarding original issue discount apply, a holder's adjusted basis in an exchange capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received with respect to original issue discount on the exchange capital security. Gain or loss recognized on a sale or redemption of an exchange capital security will be capital gain or loss. Capital gain recognized by an individual in respect of an exchange capital security held for more than one year as of the date of sale or redemption is subject to a maximum federal income tax rate of 20 percent.

   The exchange capital securities may trade at a price that discounts any accrued but unpaid interest on the exchange debentures. Therefore, the amount realized by a holder who disposes of an exchange capital security between distribution payment dates and whose adjusted basis in the exchange capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted basis in the exchange capital security. A holder's basis in an exchange capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules (as discussed above). In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

Exchange of Exchange Capital Securities

   The exchange of the original capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an exchange for federal income tax purposes and, therefore, should not be a taxable event to holders for federal income tax purposes, because the exchange capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the capital securities. If the exchange were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the original capital securities, and a holder should have the same adjusted tax basis and holding period in the exchange original capital securities as the holder had in the capital securities immediately before the exchange.

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

Backup Withholding Tax and Information Reporting

   The amount of interest, including original issue discount, accrued on exchange capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

   Payment of the proceeds from the disposition of exchange capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

   Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax liability, provided the required information is furnished to the IRS.

   It is anticipated that income on exchange capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of capital securities by January 31 following each calendar year.

   The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. You should consult your tax adviser with respect to the tax consequences to you of the purchase, ownership and disposition of an exchange capital security, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

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

                              ERISA CONSIDERATIONS

General

   In evaluating the exchange of capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the ERISA, a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider:

  . whether the ownership of capital securities is in accordance with the documents and instruments governing such Plan;

  . whether the ownership of capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of
     Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code;

  .  whether the assets of the Trust are treated as assets of the Plan; and

  .  the need to value the assets of the Plan annually.

   In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an "IRA") considering the purchase of capital securities should consider whether the ownership of the capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

   Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the capital securities. Any fiduciary of such a governmental or church plan considering an investment in the capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

   The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

   Plans and IRAs that are prospective purchasers of capital securities should consult with and rely upon their own advisors in evaluating these matters in light of their own particular circumstances.

Plan Asset Regulation

   Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("plan assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an "equity interest" in another entity, and such interest does not represent a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Asset Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company.

   For purposes of the Plan Asset Regulation, the exchange capital securities are likely to be considered "equity interests" that are not "publicly-offered securities." The Plan Asset Regulation provides that a beneficial interest in a trust is an equity interest. The exchange debentures are debt and, therefore, are not

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

equity interests, but their ownership through the Trust is such that the exchange capital securities are equity interests in the Trust. The Plan Asset Regulation provides that an equity interest is a "publicly-offered security" if it is publicly registered, freely transferable and part of a class of securities that is widely held. Although the exchange capital securities will be publicly registered, they are not likely to be considered freely transferable or widely held. The exchange capital securities may be transferred only in amounts that are not less than $100,000. This exceeds the $10,000 minimum investment limitation on transferability permitted under the Plan Asset Regulation. The exchange capital securities are not expected to be held by the 100 or more investors necessary to make them widely held for purposes of the Plan Asset Regulation.

   Therefore, if exchange capital securities are held by a Plan or IRA, the assets of the Trust will be considered plan assets of the Plan or IRA, unless investment in the Trust by benefit plan investors is not significant. Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the exchange capital securities, the aggregate interest in the exchange capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the exchange capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured.

   Consequently, if Plans, IRAs or investors using assets of Plans acquire the exchange capital securities, the Trust's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The property trustee of the Trust could therefore be considered a fiduciary of the Plans and IRAs that invest in the exchange capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the property trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature.

Prohibited Transactions

   The Trust, Greater Bay Bancorp (the obligor with respect to the junior subordinated debentures held by the Trust) and their affiliates or the property trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the exchange capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the exchange capital securities, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

   The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA, which is investing in the exchange capital securities include the following (collectively referred to as the "ERISA Investor Exemptions"):

  . Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

  .  PTCE 91-38, regarding investments by bank collective investment funds;

  . PTCE 84-14, regarding transactions effected by independent qualified professional asset managers;

  .  PTCE 96-23, regarding transactions effected by in-house asset managers;
     and

  .  PTCE 95-60, regarding investments by insurance company general accounts.

   No person who is, or who in acquiring exchange capital securities is using the assets of, a Plan or IRA may acquire exchange capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the exchange capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the exchange capital securities by any person who is, or who in acquiring such exchange capital securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the trustee of the Trust, Greater Bay Bancorp and the initial purchasers either that:

  . it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or

  .  such acquisition will not result in a prohibited transaction under
     Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

   In the case of exchange capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the trustee of the Trust, Greater Bay Bancorp and the initial purchasers.

   The discussion of ERISA in this prospectus is general in nature and is not intended to be all inclusive. Any fiduciary of a plan, IRA, governmental plan or church plan considering an investment in the exchange capital securities should consult with its legal advisors regarding the consequences of such investment and consider whether the Plan or IRA can make the representations noted above.

   Further, the sale of investments to Plans and IRAs is in no respect a representation by the Trust, Greater Bay Bancorp, the property trustee, the initial purchasers or any other person associated with the sale of the exchange capital securities that such securities meet all relevant legal requirements with respect to investments by Plans and IRAs generally or any particular Plan, or that such securities are otherwise appropriate for Plans and IRAs generally or any particular Plan.

   Any purchaser proposing to acquire exchange capital securities with assets of any Plan or IRA should consult with its counsel.

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

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange capital securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities.

   This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and us have agreed that, starting on the expiration date and ending on the close of business on the 90th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the exchange securities may be required to deliver a prospectus.

   The Trust and us will not receive any proceeds from any sale of exchange capital securities by broker-dealers. Exchange capital securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer and/or the purchasers of any such exchange capital securities. Any broker-dealer that resells exchange capital securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

   For a period of 90 days after the expiration date, the Trust and us will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Trust and us have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the capital securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange capital securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the exchange capital securities, the exchange guarantee and the exchange debentures will be passed upon for us by Linda M. Iannone, Esq., our General Counsel. Certain matters of Delaware law relating to the validity of the exchange capital securities will be passed upon on behalf of us and the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and us. Certain matters, relating to the United States federal income tax considerations will be passed upon for us by Manatt, Phelps & Phillips, LLP, special tax counsel to us.

                                    RATINGS

   The exchange capital securities have been rated "BBB-" by Thomson Financial BankWatch. The rating Thomson Financial assigned to the exchange capital securities addresses the likelihood of your receipt of all payments to which such exchange capital securities are entitled. The rating process addresses the structural and legal aspects associated with the exchange capital securities. In the event that the rating initially assigned to the exchange capital securities is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the exchange capital securities.

   If another rating agency were to rate the exchange capital securities, such rating agency may assign a rating different from the rating described above. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                    EXPERTS

   The supplemental consolidated balance sheets as of December 31, 1999 and 1998 of Greater Bay Bancorp and the supplemental consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, included in Greater Bay Bancorp's Current Report on Form 8-K filed with the Commission on July 26, 2000, incorporated by reference in this prospectus, have been incorporated in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   Greater Bay Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may also obtain copies of such material by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. If available, you may also access such information through the Commission's electronic data gathering, analysis and retrieval system, commonly referred to as EDGAR, via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The common stock of Greater Bay Bancorp is traded on the Nasdaq National Market under the symbol "GBBK." You may inspect the reports, proxy statements and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington DC 20006.

   No separate financial statements of the Trust have been included in this prospectus and no separate financial statements will be prepared in the future. We do not consider that such financial statements would be material to holders of the exchange capital securities offered by this prospectus because: (i) the Trust is a newly-formed special purpose entity, (ii) has no operating history or independent operations and (iii) is not engaged in and does not propose to engage in any activity other than holding as trust assets our junior subordinated debentures, issuing the capital and common securities, collectively referred to as the trust securities, and engaging in incidental activities. We do not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

   This prospectus constitutes a part of a registration statement on Form S-4 filed by us and the Trust with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is made to the registration statement and to the exhibits relating to such registration statement for further information with respect to Greater Bay Bancorp and the exchange securities. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents that we have filed with the Commission are incorporated into this prospectus by reference:

  . Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999 (except for Part II, Items 6, 7, 7A and 8);

  . Greater Bay Bancorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 (except for Part I, Items 1, 2 and 3);

  . Greater Bay Bancorp's Current Reports on Form 8-K filed on February 1, 2000; February 3, 2000; February 4, 2000; March 22, 2000; March 24,
     2000; March 31, 2000; April 6, 2000; April 20, 2000; May 18, 2000; May
     18, 2000; July 13, 2000; July 24, 2000; July 26, 2000; August 7, 2000;
     August 10, 2000 and September 21, 2000.

   All documents subsequently filed by Greater Bay Bancorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the exchange capital securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   You may obtain a copy of our filings with the Commission at no cost, by writing or telephoning us at the following address:

                              Greater Bay Bancorp
                         Attention: Finance Department
                            2860 West Bayshore Road
                          Palo Alto, California 94303
                                 (650) 812-8200

   When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus is used to offer and sell the exchange capital securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   Some of the information presented or incorporated by reference into this prospectus contains "forward-looking" statements, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

  . expected cost savings from the recently consummated and pending mergers may not be fully realized or realized within the expected time frame;

  . revenues following the recently consummated and pending mergers may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the mergers may be greater than expected;

  . competitive pressures among depository and other financial institutions may increase significantly;

  . costs or difficulties related to the integration of the businesses of Greater Bay Bancorp and entities it has acquired or proposes to acquire may be greater than expected;

  .  changes in the interest rate environment may reduce margins;

  . general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  . legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

  .  changes may occur in the securities markets; and

  . certain of our competitors have greater financial resources to develop products that may enable such competitors to compete more successfully than us.

   Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section of this prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. We disclaim any obligation to announce publicly future events or developments that affect the forward-looking statements in this prospectus.

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   You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with any additional or different information. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Greater Bay Bancorp or the Trust may change after the date of this prospectus. Delivery of this prospectus and the sales of securities made hereunder does not mean otherwise.

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   3
Summary Selected Consolidated Financial Information......................  13
Recent Events............................................................  15
Risk Factors.............................................................  17
Use of Proceeds..........................................................  24
Regulatory Capital Ratios................................................  24
Accounting Treatment.....................................................  24
Capitalization...........................................................  25
Greater Bay Bancorp......................................................  26
GBB Capital IV...........................................................  29
The Exchange Offer.......................................................  30
Description of Exchange Capital Securities...............................  40
Description of Exchange Debentures.......................................  53
Description of Exchange Guarantee........................................  64
Description of Original Securities.......................................  67
Relationship among the Exchange Capital Securities, the Exchange
 Debentures and the Exchange Guarantee...................................  68
Material Federal Income Tax Consequences.................................  70
Erisa Considerations.....................................................  74
Plan of Distribution.....................................................  77
Legal Matters............................................................  77
Ratings..................................................................  78
Experts..................................................................  78
Available Information....................................................  79
Incorporation of Certain Documents by Reference..........................  80
A Warning About Forward-Looking Information..............................  81

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                                  $41,000,000

                                GBB Capital IV

                             Offer to Exchange its
                      10.75% Capital Securities, Series B
                          (liquidation amount $1,000
                        per exchange capital security)
                     which have been registered under the
                            Securities Act of 1933
                                for any and all
                              of its outstanding
                      10.75% Capital Securities, Series A
                          (liquidation amount $1,000
                        per original capital security)
                           Fully and unconditionally
                          guaranteed, as described in
                              this prospectus, by

                         [LOGO OF GREATER BAY BANCORP]


                               ----------------

                                  PROSPECTUS

                               ----------------


                               October 10, 2000

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